FORM 8-K/A


                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549



                            CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934



                            June 26, 1996
                            Date of Report
                   (Date of earliest event reported)



                    BIOJECT MEDICAL TECHNOLOGIES INC.
         (Exact name of registrant as specified in its charter)



            Oregon                                    0-15360
  (State or other jurisdiction                 (Commission File No.)
of incorporation or organization)

                                 93-1099680
                         (I.R.S. Employer I.D. No.)

                          7620 S.W. Bridgeport Road
                              Portland, Oregon
                  (Address of principal executive offices)

                                   97224
                                 (Zip Code)

                              (503) 639-7221
            (Registrant's telephone number including area code)

ITEM 5.  OTHER EVENTS

The Company has been developing a self-injection system for Schering AG, German, under a multi-year contract signed in March 1994. On June 26, 1996, the Company and Schering entered into a Supply Agreement which specifies the terms under which the Company will manufacture and sell the self-injection systems to Schering. Subject to Schering's satisfaction with certain product test results and receipt of regulatory approval in the United States and certain foreign countries, Bioject will manufacture the self-injection systems exclusively for Schering AG which will distribute the systems on a worldwide basis to multiple sclerosis patients using Betaseron. The agreement extends for an initial term of eight years and provides for minimum amounts which must be produced by Bioject and which must be purchased by Schering AG in order for both parties to maintain their rights under the agreement. The Company has commenced preparation to manufacture the self-injection systems, and initial shipments under the agreement are scheduled to commence in the first quarter of fiscal 1998.

ITEM 7.  EXHIBITS

10.32    Supply Agreement between Schering Aktiengesellschaft and Bioject
Inc. dated June 26, 1996. Confidential treatment has been granted with respect to certain portions of this exhibit pursuant to an Application for Confidential Treatment filed with the Commission under Rule 24b-2(b) under the Securities Exchange Act of 1934, as amended.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


DATED this 5th day of November, 1996.



BIOJECT MEDICAL TECHNOLOGIES INC.


By   /s/ Peggy J. Miller
     _____________________________
     Peggy J. Miller
     Vice President,
     Chief Financial Officer
     and Secretary

                                                               EXHIBIT 10.32

NOTE: CONFIDENTAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                        SUPPLY AGREEMENT


                            BETWEEN

                  SCHERING AKTIENGESELLSCHAFT

                              AND

                          BIOJECT INC.




                         June 26, 1996

                                SUPPLY AGREEMENT

                                Table of Contents

1.   Definitions
        1.1     Affiliate
        1.2     Agreement
        1.3     Approved Sublicensees
        1.4     Autoinjector; Modified Autoinjector; New Self-Injection Device
        1.5     Best Efforts
        1.6     Beta Molecule
        1.7     Contract Year
        1.8     Contract Quarter
        1.9     Controls; Control
        1.10    ELA/PLA
        1.11    FDA
        1.12    Field
        1.13    GMPs
        1.14    [confidential portion omitted]
        1.15    Multiple Sclerosis
        1.16    Party
        1.17    Person
        1.18    Product
        1.19    Rest of the World Territory Year
        1.20    Safety Study
        1.21    Specifications
        1.22    Syringe
        1.23    Territory
        1.24    Territory Year
        1.25    Third Party
        1.26    Total Minimums
        1.27    United States Territory Year

2.   Supply; Price; Minimum Quantities; Exclusivity
        2.1     Supply
        2.2     Price
        2.3     Exclusivity Quantities
        2.4     Exclusivity
        2.5     Carbon Dioxide Cartridges

3.   Forecasts; Orders; Manufacturing; Delivery; Payment; Packaging;
       Reports; Taxes
        3.1     Forecasts
        3.2     Orders
        3.3     Manufacturing
        3.4     Delivery; Shipping
        3.5     Title; Loss
        3.6     Acceptance; Rejection
        3.7     Payments for Products
        3.8     Currency
        3.9     Packaging and Labeling
        3.10    Testing; Record Keeping; Inspection; Etc.
        3.11    Recall Procedure; Complaints; Adverse Event Reporting; Etc.
        3.12    Servicing, Refurbishing and Non-Warranty Repairs
        3.13    Loans
        3.14    Customer and Product Warranties; Indemnification


4.   [confidential portion omitted] to [confidential portion omitted] Products
        4.1 [confidential portion omitted] to [confidential portion omitted] Products
        4.2     [confidential portion omitted] Duration
        4.3     Disclosure of [confidential portion omitted] to Schering
        4.4     Inspection Right
        4.5     Interim Production by Bioject

5.   Term; Renewal; Termination; Survival
        5.1     Term
        5.2     Termination
        5.3     Effect of Termination

6.   Confidentiality
        6.1     Confidentiality
        6.2     Exceptions
        6.3     IFN-Beta Information Disclosed to Bioject

7.   Regulatory

8.   Development and Licensing Agreement

9.   Compliance with Regulations

10.  Miscellaneous
        10.1    Force Majeure
        10.2    Notices
        10.3    Assignment
        10.4    Governing Law
        10.5    Entire Agreement; Amendment
        10.6    Independent Contractors
        10.7    Counterparts
        10.8    Severability
        10.9    Headings
        10.10   Publicity
        10.11   Waiver
        10.12   Superiority of Agreement
        10.13 [confidential portion omitted] to [confidential portion omitted]


Schedule A - Description of Product
Schedule B - Specifications
Schedule C - Prices
Schedule D - Minimum Quantities to be Ordered by Schering for
               Shipment During Each Contract Year
Schedule E - Initial Orders for Shipment During the Specified
               Months
Schedule F - Bioject Shipping Capability
Schedule G - Loan
Schedule H - Standard Product Packaging Specifications
Schedule I - Countries
Schedule J - Security Agreement
Schedule K - Limited Product Warranty

                        Supply Agreement


          This Supply Agreement, made as of the 26th day of June 1996, by and between Bioject Inc., an Oregon corporation having its principal place of business at 7620 S.W. Bridgeport Road, Portland, Oregon 97224 ("Bioject"), and Schering Aktiengesellschaft, a corporation organized under the laws of Germany, and having its principal place of business at Mullerstrasse 170-178, 13353 Berlin, Germany ("Schering").

                                   RECITALS

          Whereas, Schering has developed and received approval to market injectable Interferon beta-1b (under the trade names inter alia of Betaseron [registered] and Betaferon[registered]) (hereinafter called "Approved IFN-Beta") in the United States and other countries for the treatment of multiple sclerosis;

          Whereas, Bioject and Schering have entered into a development and licensing agreement, effective date March 28, 1994 (hereinafter called the "Development and Licensing Agreement") regarding a portable, needle-free, self-injection device that will be used for self-injections of "Approved IFN-Beta" and other injectables that come within the scope of the license granted to Schering in the Development and Licensing Agreement (hereinafter called the "Product" as further defined in Section 1);

          Whereas, Bioject and Schering intended in the Development and Licensing Agreement to enter into an exclusive supply agreement, which will specify the terms upon which Schering will purchase Products from Bioject;

          NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the sufficiency of which is hereby acknowledged, Schering and Bioject agree as follows:

     1. Definitions When capitalized, the following terms shall for all purposes of this Agreement have the meanings specified in this Section.

          1.1 "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

          1.2 "Agreement" shall mean this document together with all attachments and exhibits.

          1.3 "Approved Sublicensees" shall mean any Person sublicensed by Schering with Bioject's written consent under the terms of this Agreement, which consent shall not be unreasonably withheld.

          1.4 "Autoinjector" shall mean Product (exclusive of the [confidential portion omitted], syringe components and related sterilization and packaging). "Modified Autoinjector" shall mean a portable, needle-free self-injection product that looks and works substantially the same as the Autoinjector but has been changed in [confidential portion omitted] (e.g., [confidential portion omitted]). [confidential portion omitted] shall mean any portable, needle-free self-injection device developed and/or manufactured by Bioject, which looks and works significantly different than the Autoinjector and has at least [confidential portion omitted] different component parts as compared to the Autoinjector.

          1.5 "Best Efforts" shall mean the level of endeavor which a prudent business person would ordinarily expend in the normal course of business to accomplish an important objective.

          1.6 "Beta Molecule" shall mean [confidential portion omitted], any [confidential portion omitted] or [confidential portion omitted] (excluding [confidential portion omitted] and [confidential portion omitted]) that specifically [confidential portion omitted] with one or more [confidential portion omitted], or any product containing [confidential portion omitted] as its active ingredient.

          1.7 "Contract Year" shall mean each period of twelve consecutive calendar months, with the first such period commencing on [confidential portion omitted], or such later date as the parties shall agree in writing.

          1.8 "Contract Quarter" shall mean each period of three consecutive calendar months commencing with the first day of the first Contract Year (i.e., if the first Contract Year commences on [confidential portion omitted], Contract Quarters shall commence on March 1, June 1, September 1 and December 1 during the term of this Agreement).

          1.9 "Controls" or "Control" shall mean, in the case of any Person, the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of at least fifty percent (50%) of the voting securities thereof or otherwise, and when used in the context of "Control" of technology or information, shall mean possession by a Person of the right to grant licenses or sublicenses of such technology, or disclose such information, without violating the terms of any agreement or other arrangement with, or the rights of, any other Person or any legally binding laws or regulations.

          1.10 "ELA/PLA" shall mean the Establishment License
          Application and Product License Application filed with the FDA by Schering or Chiron Corporation pursuant to 21 CFR 601.2 and any amendments thereto relating to the approval, manufacture and sale of the Product.

          1.11 "FDA" shall mean the U.S. Food and Drug Administration of the Department of Health and Human Services, or any successor agency.

          1.12 "Field" shall mean any [confidential portion omitted] for [confidential portion omitted] or any [confidential portion omitted].

          1.13 "GMPs" shall mean all FDA Current Good Manufacturing Practices regulations applicable to the Product.

          1.14 [confidential portion omitted] shall mean all proprietary information, with respect to the [confidential portion omitted] and [confidential portion omitted] of the Product, including, without limitation, all trade secrets, technical information, data, techniques, discoveries, inventions, processes, know-how, improvements, patents (including any extension, reissue or renewal thereof) and patent applications that Bioject now has or may hereafter conceive, develop, own or Control, which is necessary in connection with the [confidential portion omitted] of the Product.

          1.15 "Multiple Sclerosis" shall mean the [confidential portion omitted] or [confidential portion omitted] of multiple sclerosis, except the [confidential portion omitted] and [confidential portion omitted] as a [confidential portion omitted] to [confidential portion omitted] who [confidential portion omitted] from confidential portion omitted] multiple sclerosis.

          1.16 "Party" shall mean Schering and/or Bioject.

          1.17 "Person" shall mean an individual, partnership, corporation, joint venture, unincorporated association, or other entity, or a government or department or agency thereof.

          1.18 "Product" shall mean the portable, reusable needle-free self-injection product for non-professional use to be developed by Bioject pursuant to the Development and Licensing Agreement, as shown in Schedule A, and all disposable syringe components to be used with the self-injection product, including the [confidential portion omitted], sterilization and standard packaging, as well as all routine improvements, modifications and design revisions made by Bioject.

          1.19 "Rest of the World Territory Year" shall mean each period of [confidential portion omitted], with the first period commencing on: (i) the commencement of the first Contract Year;
          or (ii) [confidential portion omitted] following the receipt of official marketing approval of the Product from at least [confidential portion omitted] of the countries listed on Schedule I that currently comprise the [confidential portion omitted] (which [confidential portion omitted] must include the countries marked with an asterisk on Schedule I). If [confidential portion omitted] regulatory approval is received on or before the commencement of the first Contract Year, then (i) shall apply. If marketing approval is received in both Territories on or before the commencement of the first Contract Year, then both Territory Years shall commence on the first day of the first Contract Year. If marketing approval has not been received in either [confidential portion omitted] or the United States by the commencement of the first Contract Year pursuant to Section 1.7, the first approval that is subsequently received (i.e., in the United States or in [confidential portion omitted]) shall determine which Territory
          Year shall be deemed to have commenced on the first day of the first Contract Year. If [confidential portion omitted] is the second Territory to receive marketing approval (i.e., [confidential portion omitted] approval is received after FDA approval) and [confidential portion omitted] approval is received after the commencement of the first Contract Year, the Rest of the World Territory Year shall commence in accordance with
          (ii) above.

          1.20 "Safety Study" shall mean that safety study of the Product to be performed by or on behalf of Schering, which is intended to compare the side effects of Approved IFN-Beta treatment with the [confidential portion omitted] with the side effects of Approved IFN-Beta treatment with the [confidential portion omitted] administration.

          1.21 "Specifications" shall mean the written standards established for the characteristics and quality of Product and its constituents, components and packaging, which are set forth on Schedule B, as it may be changed from time to time in writing signed by the Parties.

          1.22 "Syringe" shall mean the syringe components, including the [confidential portion omitted], sterilization and packaging, of the


          Product to be used with the Autoinjector.

          1.23 "Territory" shall mean either the United States or the areas outside the United States (the "Rest of the World").

          1.24 "Territory Year" shall mean either United States Territory Year or Rest of the World Territory Year.

          1.25 "Third Party" shall mean any Person other than a Party, or an Affiliate of a Party, to this Agreement.

          1.26 "Total Minimums" shall mean the number of Autoinjectors or Syringes specified under the applicable "Total Minimum" column in Schedule D, which Schering must order for shipment during a particular Contract Year to maintain exclusivity in both Territories, with such adjustments as are permitted by
          Section 2.3.

          1.27 "United States Territory Year" shall mean each period of [confidential portion omitted], with the first period commencing on: (i) the commencement of the first Contract Year;
          or (ii) [confidential portion omitted] following the receipt of FDA approval of the Product. If FDA approval is received on or before the commencement of the first Contract Year, then (i) shall apply. If marketing approval is received in both Territories on or before the commencement of the first Contract Year, then both Territory Years shall commence on the first day of the first Contract Year. If marketing approval has not been received in either [confidential portion omitted] or the United States by the commencement of the first Contract Year pursuant to Section 1.7, the first approval that is subsequently received (i.e., in the United States or in [confidential portion omitted]) shall determine which Territory Year shall be deemed to have commenced on the first day of the first Contract Year. If the United States is the second Territory to receive marketing approval (i.e., FDA approval is received after approval in [confidential portion omitted]) and FDA approval is received after the commencement of the first Contract Year, the United States Territory Year shall commence in accordance with (ii) above.

     2.   Supply; Price; Minimum Quantities; Exclusivity

          2.1 Supply. During the term of this Agreement Bioject agrees to manufacture for Schering and Schering agrees to purchase from Bioject such finished and packaged quantities of the Product as may be reasonably required by Schering for sale worldwide subject to the provisions of this Agreement.

               Bioject agrees that, as part of its obligation to manufacture and supply Schering with Products under this Agreement, such Products will be supplied in completely finished, labeled, and final packaged quantities, ready for use, inclusive of [confidential portion omitted] carbon dioxide cartridges and [confidential portion omitted] of necessary batteries, containing all necessary and appropriate packaging and labeling (including, but not limited to, such packaging and labeling as is required by law and agreed to by the Parties under the provisions of Section 3.9), suitable for sale by Schering, its Affiliates or distributors to their respective customers in the Territory and in accordance with Section 3.9 of this Agreement.

          2.2 Price. In consideration of its purchase of Products and the rights granted hereunder, Schering shall pay to Bioject a purchase price for each Autoinjector and Syringe in accordance with Schedule C hereto. Such purchase price shall be payable for so long as Bioject continues to supply Product to Schering under this Agreement. Payment of such amounts shall be made in accordance with Schedule C and Section 3.7.

          2.3  Exclusivity Quantities

          (a) Schering agrees that, in order to maintain exclusivity, as described in Section 2.4, it will order Autoinjectors and Syringes for shipment, and Bioject agrees that it will manufacture such Autoinjectors and Syringes in the minimum quantities specified in Schedule D; provided, however, that the Parties agree that Schering's failure to order such minimum quantities shall not constitute a breach of this Agreement. In the event that Schering fails to order the Total Minimum quantity specified in Schedule D for shipment of Autoinjectors or Syringes in any particular Contract Year, then, unless Bioject has indicated to Schering that it is [confidential portion omitted], Bioject will no longer [confidential portion omitted] Schering with Product on [confidential portion omitted] in any [confidential portion omitted] Contract Year, except that:

               (i) subject to Schering's [confidential portion omitted] commitment to order Autoinjectors and Syringes for shipment in the First Contract Year, as specified in Section 3.2(b), the Parties understand that the Total Minimums [confidential portion omitted] throughout the term of this Agreement to account for a later commencement of either the United States Territory
               Year or the Rest of the World Territory Year (but not both Territories), with any such adjustment not to exceed [confidential portion omitted] and any delay of [confidential portion omitted] or less to result in a pro rata adjustment;

               (ii) Schering shall have the option of paying Bioject a fee of [confidential portion omitted] per Autoinjector or [confidential portion omitted] per Syringe below the applicable minimum quantity specified in Schedule D for that Contract Year in order to retain exclusivity in one or both Territories for subsequent Contract Years; provided, however, Schering shall not be permitted to retain exclusivity in a Territory through payment of penalty fees unless at least [confidential portion omitted] of the minimum quantities of Autoinjectors and Syringes specified in Schedule D for that Territory have been ordered for shipment during the applicable Contract Year; and

               (iii) in lieu of ordering the Total Minimums
               (including allowable penalty payments)
               for shipment in a Contract Year to retain exclusivity in both Territories, Schering may order the applicable minimum quantities of Autoinjectors and Syringes (including allowable penalty payments) for shipment into one Territory and retain exclusivity in that Territory while forfeiting exclusivity in the Territory in which Schering has failed to order the minimum quantities of Autoinjectors or Syringes (including allowable penalty payments).

          (b) Taking into account the permitted [confidential portion omitted] delay, Schering will retain exclusivity in both the United States and the Rest of the World if the Total Minimum quantity of Autoinjectors and Syringes (including allowable penalty payments) is ordered for shipment during any Contract Year; provided, however, that any Autoinjectors or Syringes ordered for shipment into a particular Territory during a Contract Year greater than the applicable minimum quantities specified in Schedule D for that Territory may be counted toward the satisfaction of the minimum requirements specified in Schedule D for that Territory during the next succeeding Contract Year (but not for any subsequent Contract Years). Alternatively, Autoinjectors and Syringes that are ordered for shipment into one Territory may be counted toward the required minimums for the other Territory during any particular Contract Year only if Schering has satisfied the required minimums during that Contract Year for the Territory into which the Autoinjectors and Syringes are to be shipped.

          (c) If Schering fails to order the necessary minimum quantities to retain exclusivity in one or both Territories: (i) the restrictions on Bioject specified in Section 2.4 [confidential portion omitted] with respect to each [confidential portion omitted] for which the [confidential portion omitted] for shipment during any Contract Year, with such [confidential portion omitted] to take effect at the end of such Contract Year; and (ii) repayment of the loans made by Schering pursuant to Section 3.13(a) shall be extended by [confidential portion omitted] as specified therein.

          2.4 Exclusivity. During the term of this Agreement and up until such time as Schering [confidential portion omitted] in one or both Territories in accordance with Section [confidential portion omitted] or Section 4.1(g) hereof or until the restrictions in this section are [confidential portion omitted] pursuant to Section [confidential portion omitted] hereof:

          (a) With respect to the Autoinjector and Modified Autoinjector, Bioject agrees:

               (i) not to [confidential portion omitted]
               (except as permitted by subsection (iii) below) or [confidential portion omitted] the Autoinjector or Modified Autoinjector for use in the [confidential portion omitted];

               (ii) not to [confidential portion omitted] or [confidential portion omitted] the Autoinjector or Modified Autoinjector to any [confidential portion omitted] for [confidential portion omitted] or [confidential portion omitted] in [confidential portion omitted], except as permitted by subsection
               (iii) immediately below;

               (iii) not to [confidential portion omitted] the Autoinjector or Modified Autoinjector to any [confidential portion omitted] for [confidential portion omitted] self-injection (which may include use in [confidential portion omitted]) until [confidential portion omitted] without [confidential portion omitted];

               (iv) not to [confidential portion omitted] the Autoinjector or Modified Autoinjector for
               [confidential portion omitted] outside [confidential portion omitted], except for use with a [confidential portion omitted] and with the [confidential portion omitted] of Schering (Schering agrees that it will [confidential portion omitted] unless the proposed purchaser of the Autoinjector or Modified Autoinjector is a [confidential portion omitted] of [confidential portion omitted]. The Parties agree that, in order for a [confidential portion omitted] to be a [confidential portion omitted] of [confidential portion omitted], the [confidential portion omitted] must at that time have an [confidential portion omitted] for [confidential portion omitted] in [confidential portion omitted] that is in [confidential portion omitted] or already has been [confidential portion omitted] in the United States or in a country listed in Schedule I.
               The Parties further agree that when Bioject wishes to [confidential portion omitted] or [confidential portion omitted] the Autoinjector or Modified Autoinjector for use with a [confidential portion omitted], Bioject may have [confidential portion omitted] of the Autoinjector or Modified Autoinjector for [confidential portion omitted] with that [confidential portion omitted] or, alternatively, Bioject may have [confidential portion omitted] of the Autoinjector or Modified Autoinjector as a [confidential portion omitted] device. If the device is [confidential portion omitted] for [confidential portion omitted] use, Bioject shall [confidential portion omitted] or [confidential portion omitted] by the [confidential portion omitted] to the permitted
               [confidential portion omitted]); and

               (v) that under no circumstances shall Bioject
               [confidential portion omitted] to any [confidential portion omitted] the Autoinjector or Modified Autoinjector [confidential portion omitted] the [confidential portion omitted] and [confidential portion omitted].

          (b) With respect to any [confidential portion omitted] developed by Bioject, Bioject agrees:

               (i) not to knowingly [confidential portion omitted] (except as permitted by subsection (iii) below) or [confidential portion omitted] the [confidential portion omitted] for use in [confidential portion omitted];

               (ii) not to knowingly [confidential portion omitted] or [confidential portion omitted] the [confidential portion omitted] to any [confidential portion omitted] for [confidential portion omitted] in [confidential portion omitted], except as permitted by subsection
               (iii) immediately below;

               (iii) not to [confidential portion omitted] or [confidential portion omitted] the [confidential portion omitted] to any [confidential portion omitted] for [confidential portion omitted] self-injection (which may include use in [confidential portion omitted]) until [confidential portion omitted] and, after such date, to [confidential portion omitted] to [confidential portion omitted] the [confidential portion omitted] to use the [confidential portion omitted] in [confidential portion omitted]; provided, however, that, whether or not [confidential portion omitted] its [confidential portion omitted] in [confidential portion omitted], the [confidential portion omitted] may also be used by [confidential portion omitted] in [confidential portion omitted], so long as Bioject has not knowingly [confidential portion omitted] or [confidential portion omitted] the [confidential portion omitted] to a [confidential portion omitted] whose principal purpose with respect to the [confidential portion omitted] is to [confidential portion omitted] it for use in [confidential portion omitted]; and

               (iv) to notify Schering of any [confidential portion omitted] that Bioject [confidential portion omitted] into with a [confidential portion omitted] for the [confidential portion omitted] of a [confidential portion omitted] for use outside [confidential portion omitted].

          (c) Bioject agrees not to [confidential portion omitted] the [confidential portion omitted] or any [confidential portion omitted] for use in [confidential portion omitted] and not to knowingly [confidential portion omitted] or [confidential portion omitted] the [confidential portion omitted] or any [confidential portion omitted] to a [confidential portion omitted] whose principal purpose with respect to the [confidential portion omitted] is to [confidential portion omitted] it for use in [confidential portion omitted].

          (d) The Parties understand that [confidential portion omitted] may be [confidential portion omitted], including uses in [confidential portion omitted], and the Parties agree that any such [confidential portion omitted] will [confidential portion omitted] of this Agreement, unless such use is a result of Bioject's [confidential portion omitted] of that product in [confidential portion omitted] of Section 2.4. The Parties further understand that Bioject [confidential portion omitted] how any of its [confidential portion omitted] are [confidential portion omitted] by [confidential portion omitted].

          (e) If Schering [confidential portion omitted] in [confidential portion omitted] pursuant to Section [confidential portion omitted], but [confidential portion omitted] in the [confidential portion omitted], the [confidential portion omitted] on Bioject in this Section 2.4 will apply only to the [confidential portion omitted] in which Schering has [confidential portion omitted].

          2.5  Carbon Dioxide Cartridges

          (a) Bioject agrees to sell to Schering [confidential portion omitted] for use in the Autoinjector at a price of [confidential portion omitted] for each box of [confidential portion omitted] cartridges, plus insurance costs, import and export duties, and freight, freight forwarding and unloading charges. The foregoing price may be increased by Bioject, at the commencement of the [confidential portion omitted] and annually thereafter, to reflect increases in Bioject's costs, with the increases to be no greater than the increases in the [confidential portion omitted], or its successor) since the beginning of the prior Contract Year. Bioject agrees that the foregoing price shall apply if: (i) Schering purchases the cartridges in [confidential portion omitted] the same or similar to the [confidential portion omitted] then being used by Bioject for its B-2000 cartridges; or (ii) Schering purchases the [confidential portion omitted]s in distinctive [confidential portion omitted], provided that Schering has paid the costs of [confidential portion omitted] and has paid all [confidential portion omitted], if applicable, over the cost of printing the [confidential portion omitted] that Bioject would otherwise provide and, provided, further, that Schering requests no more than [confidential portion omitted] different [confidential portion omitted] (i.e., [confidential portion omitted] for cartridges sold in the United States and [confidential portion omitted] for cartridges sold in [confidential portion omitted]). The Parties understand that, if Schering uses more than [confidential portion omitted] of [confidential portion omitted] for the cartridges, the Parties will negotiate in [confidential portion omitted] to establish price(s) for the cartridges sold with the additional versions of [confidential portion omitted], and Schering will [confidential portion omitted] specified above with respect to the [confidential portion omitted] and [confidential portion omitted] of cartridges in the additional versions of [confidential portion omitted].

          (b) Orders for carbon dioxide cartridges shall be submitted to Bioject on purchase orders separate from the orders submitted for Autoinjectors and Syringes. The cartridge orders shall be submitted [confidential portion omitted] or more before the requested shipment date. Payment for the cartridge shall be in accordance with Section 3.7. Bioject represents and warrants that it will maintain sufficient inventory of carbon dioxide cartridges to support all Autoinjectors Bioject has sold to Schering as of any particular date.

     3.   Forecasts; Orders; Manufacturing; Delivery; Payment;
          Packaging; Reports; Taxes

          3.1 Forecasts. As soon as practicable following the execution of this Agreement, Schering shall send to Bioject Schering's initial forecast [confidential portion omitted] of the quantity of Autoinjectors and Syringes which Schering expects to purchase from Bioject during the [confidential portion omitted]. Each time purchase orders are submitted by Schering, a revised forecast [confidential portion omitted] shall be transmitted by Schering to Bioject for the [confidential portion omitted] beginning with the Contract Quarter following the Contract Quarter to which the purchase order(s) apply. Except as specified in Section 3.2(b), it is understood that forecasts shall [confidential portion omitted] on the Parties.

          3.2  Orders.

          (a) Having regard to the forecasts hereinabove referred to, Schering shall furnish Bioject with written purchase order(s) (each, an "Order") at least [confidential portion omitted] prior to the beginning of each Contract Quarter commencing with the first Contract Quarter, for the quantities of Autoinjectors and Syringes which Schering shall purchase, and which Bioject shall deliver, during such Contract Quarter. No Order for a Contract Quarter may exceed [confidential portion omitted] of Schering's most recent forecast for that quarter unless the Order was submitted at least [confidential portion omitted] before the beginning of such Contract Quarter and unless a prepayment is made in accordance with Section 3.2(c). Orders for any Contract Quarter in excess of [confidential portion omitted] of the volume forecast by Schering for such quarter or any revised forecast in excess of [confidential portion omitted] of the volume previously forecast which Bioject is not able to fill shall not trigger Schering's alternate supply right under Section 4 of this Agreement unless Schering has given Bioject a minimum of [confidential portion omitted] notice of such excess, which notice cannot apply to the first Contract Quarter of this Agreement. Orders [confidential portion omitted] the quantities specified in Schedule
F.
          Subject to the prior notice requirements set forth herein, Bioject agrees to accommodate purchase order or forecast revisions submitted in writing by Schering within the limits of Schedule F. Each Order that complies with this Section 3.2 shall be deemed accepted by Bioject upon receipt of such Order and Bioject agrees to acknowledge each Order to Schering in writing within [confidential portion omitted]. Each Order must specify one or several delivery dates within the period of the Order and must specify labeling and destination, all of which may be changed as permitted by Section 3.4. The purchase order which will be utilized for such Order shall be in such form as may be agreed to by Bioject and Schering. If there is any conflict between the terms of the purchase order for an Order and the terms of this Agreement, the terms of this Agreement shall govern, unless the Parties have otherwise expressly agreed in writing.

          (b) Schering agrees that it will [confidential portion omitted] the quantities of Autoinjectors and Syringes set forth in Schedule E for shipment in the months specified in Schedule E.

          (c) During the first Contract Year, Schering shall pay to Bioject a deposit equal to [confidential portion omitted] of the purchase price of Autoinjectors that are ordered for shipment in any month in excess of the quantity specified in Schedule E for such month. After the [confidential portion omitted], Schering shall pay to Bioject a deposit equal to [confidential portion omitted] of the purchase price of all Autoinjectors in excess of [confidential portion omitted] that are ordered for shipment in any month. The required deposit shall be paid within [confidential portion omitted] from the date any excess Order is submitted to Bioject.

          3.3  Manufacturing.

          (a) Bioject warrants that it shall manufacture and test Products (i) in accordance with applicable [confidential portion omitted], (ii) as described in the [confidential portion omitted], (iii) in accordance with the Specifications and (iv) according to all relevant regulatory requirements applicable in the Territory.

          (b) Bioject shall release all Products for delivery to Schering after determining that the Products meet the Specifications. A copy of the manufacturing (including serial numbers) records and a sample of the Product shall be shipped to Schering at the request of Schering. Any changes to Specifications shall require the advance written approval of Schering. Bioject agrees to notify Schering immediately of any significant changes to Bioject's acceptance testing procedures.

          3.4  Delivery; Shipping

          (a) Actual quantities of Products to be produced and delivered shall be specified in the Orders submitted by Schering. Schering reserves the right to postpone delivery dates (within the Contract Quarter or Order period) or change labeling, until [confidential portion omitted] prior to shipment, and Schering reserves the right to change shipment destinations until [confidential portion omitted] prior to shipment, provided the labeling is appropriate for the new destination. Bioject warrants and represents that it will have the capacity and capability to ship those quantities of Autoinjectors and Syringes set forth in Schedule F and that as of [confidential portion omitted] after the date of this Agreement it will have the capacity and capability to deliver sufficient Syringes to Schering to satisfy the market for Syringes taking into consideration the cumulative maximum quantity of Autoinjectors to be sold to Schering pursuant to Schedule F. Bioject agrees to ship the quantity of Products set forth in Schering's Order to the specified destinations, but in no event to end-users. Bioject will then submit to Schering an invoice for the total cost of Products, as set forth in Schedule C, less any prepayments made by Schering pursuant to Section 3.2(c), plus, notwithstanding that the Products will be shipped [confidential portion omitted] (as defined in ICC Incoterms 1990) [confidential portion omitted] in [confidential portion omitted]. Schering reserves the right to specify the means of transportation, the carrier, freight forwarding agent and/or insurer.

          (b) The Parties acknowledge that the [confidential portion omitted] may commence before receipt by Schering or Bioject of [confidential portion omitted] to [confidential portion omitted] the Autoinjector in either the United States or [confidential portion omitted]. In such case, until [confidential portion omitted] is obtained in one or the other Territory, Bioject agrees to manufacture Autoinjectors and Syringes to Schering Orders through completion but without country-specific packaging and labeling and to hold such Products at Bioject's facilities until packaging and labeling instructions are received from Schering after [confidential portion omitted] is obtained in one or the other Territory. Schering agrees that, notwithstanding the provisions of
          Section 3.5, title to such Autoinjectors and Syringes shall pass to Schering on the dates when such Products would otherwise have been shipped to Schering in accordance with the dates specified in the applicable Order and that payment will be made to Bioject in accordance with Section 3.7 as if such Products had been delivered according to such Order. Bioject agrees to provide Schering with invoices and any other information and documentation necessary to effect the provisions of this Section.

          3.5 Title; Loss. Legal title and risk of loss with respect to Product and carbon dioxide cartridges sold hereunder by Bioject shall pass to Schering [confidential portion omitted]
          (as defined in ICC Incoterms 1990) [confidential portion omitted] with Schering agreeing to pay all costs as specified in
          Section 3.4(a).

          3.6  Acceptance; Rejection

          (a) If [confidential portion omitted] deems it appropriate, [confidential portion omitted] may elect to [confidential portion omitted] on new Products to determine compliance with the [confidential portion omitted], other requirements of the [confidential portion omitted] and of other relevant [confidential portion omitted] in the Territory, and [confidential portion omitted] of the Product pursuant to [confidential portion omitted]. If [confidential portion omitted] such [confidential portion omitted], [confidential portion omitted] shall [confidential portion omitted] in writing of the [confidential portion omitted] of Products delivered by Bioject and the reasons therefor. However, [confidential portion omitted] shall be under no obligation to [confidential portion omitted], and the [confidential portion omitted] shall have no consequences on [confidential portion omitted] and [confidential portion omitted] under Sections 3.6(b) through 3.6(e).

          (b) If [confidential portion omitted] notifies [confidential portion omitted] of [confidential portion omitted] of Products, Bioject, within [confidential portion omitted] of receipt of the notice, may have an [confidential portion omitted] the [confidential portion omitted], either at [confidential portion omitted], at [confidential portion omitted], or at a [confidential portion omitted] (shipping charges, if any, to be borne by the nonprevailing Party). If there is any dispute as to whether the [confidential portion omitted] is acceptable, such dispute shall be resolved by having a [confidential portion omitted] observe the performance of the [confidential portion omitted] or [confidential portion omitted], as the case may be, by [confidential portion omitted] and vice versa. If the discrepancy in observations or results cannot be resolved, then the [confidential portion omitted] or [confidential portion omitted] shall be performed by an independent, mutually-acceptable, qualified [confidential portion omitted] who will render a decision [confidential portion omitted]. The costs of the [confidential portion omitted] or [confidential portion omitted] shall be borne by the [confidential portion omitted].

          (c) Subject to the provisions contained in Section 3.6(b), [confidential portion omitted] shall be returned to Bioject or disposed of at the direction of Bioject, in either case at the [confidential portion omitted].

          (d) [confidential portion omitted] may be reworked by Bioject unless reworking is prohibited in the [confidential portion omitted] or by applicable regulations.

          (e) Bioject shall have [confidential portion omitted] after receipt of a [confidential portion omitted] from [confidential portion omitted] and delivery of such [confidential portion omitted] to [confidential portion omitted] to repair or replace such [confidential portion omitted] at Bioject's expense.

          3.7  Payments for Products. Except for the prepayments required by
          Section 3.2(c), Schering shall pay for all Autoinjectors and Syringes delivered by Bioject within [confidential portion omitted] after the later of: (i) delivery of Products to the destination specified in the Order as regards all Products shipped for a period of [confidential portion omitted] after the first shipment of Products; or (ii) the receipt by Schering of the related invoice. Thereafter, except for prepayments required by Section 3.2(c), Schering shall pay for all Autoinjectors and Syringes delivered by Bioject within [confidential portion omitted] after the later of:
          (i) delivery of Products to the destination specified in the Order; or (ii) the receipt by Schering of the related invoice.

          3.8 Currency. All payments payable under this Agreement shall be paid in U.S. dollars in immediately available funds to an account designated by Bioject.

          3.9 Packaging and Labeling. Products shall be packaged by Bioject with such labeling and packaging inserts as Schering reasonably proposes and that comply with applicable regulatory requirements. The cost of such packaging and labeling shall be allocated between the Parties as follows:

          (a) Schedule H describes the standard packaging and labeling for Autoinjectors and Syringes that are sold for use in the United States. Bioject will, at its expense, make any changes to the standard packaging and labeling that are necessary to comply with applicable FDA requirements.

          (b) With respect to Products to be sold in the countries specified in Schedule I, Bioject will, at its expense, include the standard packaging and labeling (as described in Schedule H) with all Autoinjectors and Syringes sold to Schering for use in such countries, and Bioject will, at its expense, provide such standard packaging and labeling in the language used in the destination country, provided that Schering, at its expense, translates the words on the packaging and labeling from English into the applicable foreign language. If any change in packaging or labeling is required by regulatory requirements in the countries specified in Schedule I beyond the standard specified immediately above, Schering will pay Bioject the [confidential portion omitted] of the changed packaging and labeling [confidential portion omitted] of the standard packaging and labeling that Bioject would otherwise provide.

          (c) With respect to Products to be sold in countries other than the United States and the countries specified in Schedule I, Schering will pay Bioject the [confidential portion omitted] to the standard packaging or labeling that are required by language or regulatory requirements in such countries [confidential portion omitted] of standard packaging and labeling, including the inventory costs of maintaining packaging and labeling in additional languages.

          (d) Any "aesthetic" or non-required packaging and labeling changes requested by Schering will be paid for by Schering following agreement by the Parties as to the amounts to be charged to Schering by Bioject.

          3.10 Testing; Record Keeping; Inspection; Etc. Bioject will:
          (i) initiate and maintain all legally required documents and records including, without limitation, all manufacturing records, quality control and stability records, for such periods as required by the FDA or any other relevant regulatory authority;
          (ii) promptly notify Schering if any material out-of-specification value is found in the testing program, and reach agreement with Schering concerning a course of action; (iii) furnish Schering with copies of all such records at Schering's request; (iv) if reasonably requested by Schering, [confidential portion omitted] of retained samples of Products returned by customers to [confidential portion omitted] with the [confidential portion omitted]; (v) at Schering's option and upon reasonable notice to Bioject, allow [confidential portion omitted] or [confidential portion omitted] to [confidential portion omitted] the entire process of manufacture, testing and packaging of each lot, or selected lots of Products; and (vi) store, ship and dispose of all wastes generated as a result of its manufacture of Products in accordance with all applicable laws and regulations.

          3.11 Recall Procedure; Complaints; Adverse Event Reporting; Etc.

          (a) If Bioject learns of any information that might give rise to a recall or market withdrawal of Products or which involves a complaint about the quality of Products, then Bioject shall promptly provide notice thereof to Schering. With respect to Products, and as between Schering and Bioject, initiation of any recall or market withdrawal, or any investigation of any Product complaint with the FDA (or for foreign distribution, similar reports to foreign regulatory authorities) shall be at the direction of and under the responsibility of [confidential portion omitted] and [confidential portion omitted] shall be responsible for all interaction with the [confidential portion omitted] and [confidential portion omitted]. [confidential portion omitted] will provide to [confidential portion omitted], prior to communicating with the [confidential portion omitted] or [confidential portion omitted] concerning any recall, market withdrawal or field alert report involving Products, copies of all such communications, and shall otherwise generally keep [confidential portion omitted] informed of any such action. [confidential portion omitted] will cooperate with [confidential portion omitted] regarding all recall and market withdrawal activities and agrees to be [confidential portion omitted] for all reasonable [confidential portion omitted](but not [confidential portion omitted] personnel) [confidential portion omitted] associated with any such recall or market withdrawal that is a result of a defect in the Product.

          (b) Each Party will notify the other Party promptly after becoming aware of any adverse event or significant medical complaint relating to the Product, providing appropriate contact information to allow for follow-up by such other Party. [confidential portion omitted] will have sole responsibility for reporting to the FDA any adverse event, as required under applicable FDA law and regulations, and for notifying any other regulatory bodies or government entities of any adverse event, as required by law, of which [confidential portion omitted] becomes aware.

          (c) Each of the Parties will comply with all applicable regulations regarding customer complaints and adverse events, including record retention and follow-up. Each Party will notify the other Party of customer complaints requiring action or follow-up by the other Party and will make available a copy of all records regarding such complaints. The Parties agree to more fully define in a separate document or operating procedure how customer complaints will be documented and administered.

          3.12 Servicing, Refurbishing and Non-Warranty Repairs

          (a) Bioject agrees to provide routine servicing of Autoinjectors after purchase by the end user, at a price for each routine servicing of sixty-five dollars ($65) plus shipping. Routine servicing will consist of cleaning the exterior of the Autoinjector, testing and inspection of the Autoinjector to finished product release procedures, and adjusting the output pressure if needed. If any repairs are needed in addition to the specified servicing tasks, the repairs to the Autoinjector will be provided pursuant to Section 3.12(c), excluding the charge for handling and diagnosis. Autoinjectors that have received routine servicing shall have the same warranty as a new Autoinjector, except the warranty shall be for three (3) months instead of two
          (2) years.

          (b) Refurbishing is performed when an Autoinjector is transferred from one user to another. Bioject agrees to refurbish any Autoinjector that Schering returns to Bioject in reasonable condition within [confidential portion omitted] after purchase by the initial user at a price of [confidential portion omitted] plus shipping. Refurbishing consists of removing all plastic exterior parts, cleaning the Autoinjector, testing and inspecting the Autoinjector to finished product release procedures, adjusting the output pressure if needed, installing new plastic exterior parts, and repacking the Autoinjector in new packaging. Refurbishing shall be done in accordance with GMPs and other applicable regulatory requirements in the Territory. If any repairs are needed in addition to the tasks specified above, the repairs to the Autoinjector will be provided pursuant to Section 3.12(c), excluding the charge for handling and diagnosis. Refurbished Autoinjectors shall have the same warranty as a new Autoinjector, except that the warranty shall be for [confidential portion omitted] instead of [confidential portion omitted].

          (c) If an Autoinjector needs repairs beyond the routine servicing and refurbishing to be provided by Bioject pursuant to Sections 3.12(a) and 3.12(b) and beyond Bioject's warranty obligations under Section 3.14, Bioject will use its Best Efforts to repair the Autoinjector. Repairs consist of diagnosis of the problem, disassembly and replacement of parts, reassembly, cleaning the exterior of the Autoinjector, testing and inspecting the Autoinjector to finished product release procedures, and adjusting the output pressure if needed. The price of repairs is based on charges for handling and diagnosis, parts, labor and shipping. The charge for handling and diagnosis is fifty dollars ($50). Repair parts are billed at the purchase price paid by Bioject plus forty percent (40%). Repair labor is billed in 1/4 hour increments at the rate of forty-five dollars ($45) per hour. Shipping is charged based on actual cost. Following diagnosis, Bioject agrees to provide Schering with an estimate of the cost of repairing the Autoinjector, and Bioject will not proceed to repair the Autoinjector until Bioject receives approval from Schering.

          (d) At the commencement of the [confidential portion omitted] Contract Year and annually thereafter, Bioject shall have the right to increase the prices specified above to reflect increases in Bioject's costs, with the increases to be no greater than the increases in the [confidential portion omitted] (as published by [confidential portion omitted], or its successor) since the beginning of the prior Contract Year.

          3.13 Loans

          (a) Schering has provided, or shall provide, Bioject with a loan for the purchase of (i) Syringe molds and (ii) tooling and molds for Autoinjectors in accordance with Schedule G hereof. Bioject hereby acknowledges receipt of $450,000 of such amount prior to the date of this Agreement. Bioject will pay Schering interest on all amounts loaned hereunder (including the $450,000 already loaned) at the prime rate established by Wells Fargo Bank and in effect as of the date of this Agreement, plus [confidential portion omitted]. The interest rate payable by Bioject will be adjusted annually on the first day of each Contract Year during the term of this loan and the unpaid balance of the loan will bear interest at that adjusted rate until the first day of the next Contract Year. Bioject will make an interest-only payment on the first day of the first Contract Year and on the first day of the second Contract Year. On the first day of the second Contract Year, the interest rate on the loan will be adjusted as provided above, and the loan will be amortized over a twenty-four (24) month period at that interest rate. Bioject will make twelve (12) equal monthly payments of principal and interest commencing one (1) month after the second Contract Year begins. On the first day of the third Contract Year, the interest rate on the loan will be adjusted to the prime rate in effect on that day, plus [confidential portion omitted], and the loan will be amortized over the twelve (12) remaining months at that rate. Bioject will make twelve (12) equal monthly payments of principal and interest commencing one (1) month after the third Contract Year begins. The loan will be paid in full on or before the date that the fourth Contract Year begins. Notwithstanding the preceding, the term of the loan will be extended to forty-two (42) months from the first day of the second Contract Year if Schering [confidential portion omitted] in [confidential portion omitted] pursuant to Section 2.3. In that event, the applicable interest rate will be adjusted annually as provided above, the amount of the monthly payments of principal and interest will be recalculated annually to amortize the unpaid principal balance over the remaining term of the loan as extended, and the loan will be paid in full on or before the date six months after the fifth Contract Year begins.

          (b) At Schering's option, Schering may loan Bioject $1.2 million to automate the manufacture of Syringes. Commencing one (1) year after such loan is made, or such earlier time as the automation equipment has been tested and accepted by Bioject and is fully operational, the price Schering will pay for Syringes will be reduced to the automated price specified in Schedule C.
          Bioject will pay Schering interest on the amount advanced hereunder at the prime rate of Wells Fargo Bank in effect as of the date the loan is made, plus [confidential portion omitted]. Bioject will make an interest-only payment at that rate on the first anniversary of the loan. The interest rate payable by Bioject will be adjusted annually beginning on the first anniversary of the loan and the unpaid balance of the loan will bear interest at that adjusted rate until the next anniversary of the loan. On the first anniversary of the date that the loan is made, the interest rate on the loan will be adjusted as provided above, and the loan will be amortized over a thirty-six (36) month period at that interest rate. Bioject will make twelve
          (12) equal monthly payments of principal and interest commencing one (1) month after the first anniversary of the date of the loan. On the second anniversary of the date of the loan, the interest rate on the loan will be adjusted to the prime rate in effect on that day, plus [confidential portion omitted], and the loan will be amortized over the twenty-four (24) remaining months at that rate. Bioject will make twelve (12) equal monthly payments of principal and interest commencing one (1) month after the second anniversary of the date of the loan. On the third anniversary of the date of the loan, the interest rate on the loan will be adjusted to the prime rate in effect on that day, plus [confidential portion omitted], and the loan will be amortized over the twelve (12) remaining months at that rate. Bioject will make twelve (12) equal monthly payments of principal and interest commencing one (1) month after the third anniversary of the date of the loan. The loan will be paid in full on or before the fourth anniversary of the date of the loan.

          (c) Forgiveness of the unpaid balance of the loans made by Schering under Sections 3.13(a) and (b), and conversion of such unpaid balance into Common Stock of Bioject Medical Technologies Inc. ("BMT"), shall be governed by Section 5.3(c)(ii) and 5.3(d)(ii), respectively.

          (d) The loans made under Sections 3.13(a) and 3.13(b) shall be secured by means of a lien on the equipment and tooling purchased with the loans. The Security Agreement is attached at Schedule J.

          (e) Bioject agrees to keep the loan proceeds in a segregated bank account to be used only for purchases stated in Sections 3.13(a) and (b) above and to obtain statements of account for Schering at Schering's request.

          (f) Bioject agrees to allow Schering the right to audit all transactions relating to the loans (including purchases made with the loans).

          (g) Bioject may prepay the loans described in this Section at any time without premium or penalty.

          3.14  Customer and Product Warranties; Indemnification

          (a) Bioject shall provide a Limited Product Warranty with all new Autoinjectors substantially in the form attached as Schedule K. Bioject agrees to provide the same warranty for Autoinjectors that have been serviced pursuant to Section 3.12(a) and for Autoinjectors that have been refurbished pursuant to Section 3.12(b) as for new Autoinjectors, except that the warranty for serviced Autoinjectors will be for three (3) months instead of two (2) years and the warranty for refurbished Autoinjectors will be for [confidential portion omitted] instead of [confidential portion omitted]. Unless prohibited by applicable laws or regulations, at Schering's option, Schering may provide a warranty to users instead of having Bioject provide the Limited Product Warranty to users. In such event, Bioject shall provide the Limited Product Warranty to Schering for such periods as are specified in this Section 3.14(a). In no event shall Bioject be liable to any users of the Product as a result of any warranty given by Schering that exceeds the Limited Product Warranty provided by Bioject.

          (b) The Parties acknowledge that Bioject's warranties with respect to the Product are contained in Section 3.3(a) of this Agreement and in Section 10 of the Development and Licensing Agreement and that such warranties are not limited by the time period specified in Section 3.14(a) hereof. The Parties agree that Section 10 of the Development and Licensing Agreement is hereby incorporated by reference into this Agreement and that such provisions also shall apply to Bioject's warranties in Section 3.3(a) of this Agreement.

          (c) Bioject shall administer claims under the Limited Product Warranty in the same manner it administers claims under the Limited Product Warranty provided with its professional model needle-free injectors. At Bioject's option, it may replace, repair or refund to Schering the purchase price of Autoinjectors returned to Bioject in accordance with the Limited Product Warranty.

     4.   [confidential portion omitted] to [confidential portion omitted]
             Products

          4.1 [confidential portion omitted] to [confidential portion omitted] Products

          (a) At any time during the term of this Agreement when Bioject is supplying Autoinjectors and Syringes to Schering on an exclusive basis,

               (i) if Bioject fails for any reason,
               including by reason of an event specified in
               Section 10.1 hereof, to supply Schering with either Autoinjectors or Syringes in accordance with Orders submitted by Schering pursuant to
               Section 3, and such failure continues for [confidential portion omitted], and the quantity of Autoinjectors or Syringes, as the case may be, that Bioject is able to ship during such period averages less than [confidential portion omitted] of the Orders for Autoinjectors or Syringes submitted by Schering for shipment during such period; provided, however, that any failure to supply Autoinjectors or Syringes that is due to a force majeure event such as described in Section 10.1 shall require
               Schering to wait for [confidential portion omitted] after cessation of the force majeure event before it may calculate whether Bioject's shipments during the [confidential portion omitted] period have averaged less than [confidential portion omitted] of the Orders submitted by Schering during the period; or

               (ii) if Schering is entitled to terminate this Agreement in accordance with Section 5.2(b) or
               Section 5.2(c) hereof,

          then Schering may elect, in lieu of terminating this Agreement, to [confidential portion omitted] Autoinjectors or Syringes, as the case may be. In such event, Bioject shall [confidential portion omitted] Schering a [confidential portion omitted] and [confidential portion omitted] Autoinjectors or Syringes, as the case may be, and Bioject shall, subject to the provisions of
          Section 4.3 hereof, provide to Schering all [confidential portion omitted] necessary to [confidential portion omitted] Schering to [confidential portion omitted] Autoinjectors or Syringes. The [confidential portion omitted] and [confidential portion omitted] which may be granted pursuant to this Section 4.1 shall include a [confidential portion omitted] to an [confidential portion omitted] or a [confidential portion omitted] reasonably satisfactory to Bioject, subject to the confidentiality provisions of Section 6; provided, that Schering shall be [confidential portion omitted] for the compliance by such [confidential portion omitted] or [confidential portion omitted] reasonably satisfactory to Bioject with all applicable terms of this Agreement.

          (b) If Schering is granted such [confidential portion omitted] to [confidential portion omitted], it shall have the right, but not the obligation, to [confidential portion omitted] Autoinjectors or Syringes; and the failure of Schering to [confidential portion omitted], or have [confidential portion omitted], such Autoinjectors or Syringes shall not cause Schering to be in breach of any obligation it may have under this Agreement absent bad faith or willful misconduct.

          (c) Schering's [confidential portion omitted] for Bioject's failure to [confidential portion omitted] Products, absent bad faith or willful misconduct by Bioject, are, at Schering's option, to [confidential portion omitted] this Agreement under Section [confidential portion omitted], whichever applies, or to exercise the [confidential portion omitted] to [confidential portion omitted] provided in this Section 4.

          (d) If Schering is granted the [confidential portion omitted] to [confidential portion omitted] hereunder, Bioject will be paid a [confidential portion omitted] of [confidential portion omitted] for each Autoinjector and [confidential portion omitted] for each Syringe [confidential portion omitted] under such [confidential portion omitted].

          (e) Whether Schering's [confidential portion omitted] has been triggered shall be determined only as of the last day of each month, and, if Schering's [confidential portion omitted] hereunder has been triggered, Schering must exercise its right within [confidential portion omitted] of such determination. A failure to exercise its right after a determination does not preclude Schering from exercising its right after any subsequent determination.

          (f) If Schering is granted the [confidential portion omitted] to [confidential portion omitted] hereunder for Autoinjectors or Syringes, or both, Schering shall be entitled to [confidential portion omitted] from Bioject the [confidential portion omitted] and [confidential portion omitted] by Bioject in its [confidential portion omitted] of the Autoinjectors or Syringes, as the case may be, for a [confidential portion omitted] equal to the [confidential portion omitted] of such [confidential portion omitted], less the amount of depreciation calculated using a [confidential portion omitted]). The [confidential portion omitted] of the [confidential portion omitted] payable by Schering to Bioject shall be applied against any unpaid balances on the loans made by Schering under
          Section 3.13. Schering shall pay Bioject any amount in excess of the unpaid loan balances within [confidential portion omitted] days after the amount has been determined. If, after application of Schering's price of the equipment and molds, Bioject continues to owe Schering on the loans made under Section 3.13, Bioject shall pay such amount, together with interest at the rate then in effect, in twelve (12) equal monthly payments commencing on the date such determination has been made.

          (g) If Schering is granted the [confidential portion omitted] to [confidential portion omitted] hereunder, the restrictions contained in Section 2.4 shall terminate at the [confidential portion omitted] of [confidential portion omitted] during which Schering has not paid to Bioject an amount equal to the [confidential portion omitted] that would be payable to Bioject under Section 4.1(d) if Autoinjectors or Syringes, as the case may be, were being [confidential portion omitted] in amounts necessary for Schering to maintain exclusivity pursuant to Section 2.3 for that Contract Year; provided, however, that for [confidential portion omitted] after the grant of the [confidential portion omitted] to [confidential portion omitted] hereunder, [confidential portion omitted] shall not apply.

          (h) If Schering is granted the [confidential portion omitted] to [confidential portion omitted] hereunder, Schering shall pay for all inventory of Products that it has ordered and Bioject has already finished, and Schering shall have the option to purchase all [confidential portion omitted] in the [confidential portion omitted] of Autoinjectors or Syringes, as the case may be, at Bioject's cost.

          (i) If Schering is granted the [confidential portion omitted] to [confidential portion omitted] hereunder, the restrictions on Schering specified in Section 10.13 shall immediately terminate.

          4.2   [Confidential portion omitted] Duration

          (a) Any [confidential portion omitted] and [confidential portion omitted] which may be granted hereunder shall be perpetual and non-cancelable by Bioject.

          (b) If Schering shall choose to terminate any [confidential portion omitted] and [confidential portion omitted] that may be granted hereunder, Schering and any [confidential portion omitted] used by Schering shall return the [confidential portion omitted] to Bioject or otherwise dispose of such [confidential portion omitted] as instructed by Bioject.

          4.3   Disclosure of [confidential portion omitted] to Schering

          (a) If Bioject grants a [confidential portion omitted] to Schering to [confidential portion omitted] Autoinjectors or Syringes hereunder, Bioject shall, at Schering's reasonable request, [confidential portion omitted] and [confidential portion omitted] to [confidential portion omitted] as shall be [confidential portion omitted] by [confidential portion omitted] to Bioject any or all of the [confidential portion omitted], including [confidential portion omitted] and other [confidential portion omitted] thereof, necessary to enable Schering, its [confidential portion omitted] or a [confidential portion omitted], as the case may be, to achieve the [confidential portion omitted] to [confidential portion omitted] Autoinjectors or Syringes and to exercise its rights under said [confidential portion omitted]. Bioject will make available, at Schering's expense, such other resources, including [confidential portion omitted], to enable Schering to achieve the [confidential portion omitted] to [confidential portion omitted] Autoinjectors or Syringes, as Schering shall reasonably request. Bioject will also disclose or provide a [confidential portion omitted] of [confidential portion omitted] to [confidential portion omitted] to Schering if and to the extent Schering requires such [confidential portion omitted] to complete any regulatory requirements in any country.

          (b) If Bioject files, or has filed against it, a petition under applicable bankruptcy laws, or has a receiver appointed for its assets, and Schering is not entitled to terminate this Agreement under Section 5.2(b), Bioject shall, at Schering's reasonable request, disclose to such Persons as shall be designated by Schering to Bioject such information relative to the [confidential portion omitted] as shall enable Schering or such Person to prepare to [confidential portion omitted] Autoinjectors and Syringes; provided, however, that such [confidential portion omitted] may not commence unless and until Schering would be entitled to terminate this Agreement in accordance with Section 5.2(b).

          (c) Schering shall not disclose any Product [confidential portion omitted] or [confidential portion omitted] disclosed to it pursuant to this Section to any other Person, whether or not such Person is an Affiliate of Schering, without the express permission of Bioject, nor may Schering use any of such [confidential portion omitted] except as expressly permitted by this Agreement.

          4.4 Inspection Right. If Schering shall [confidential portion omitted], or have [confidential portion omitted], any Autoinjector or Syringe pursuant to Section 4.1(a), Bioject shall have the right, at all reasonable times, to [confidential portion omitted] the [confidential portion omitted], as well as the methods of [confidential portion omitted] used by Schering or any [confidential portion omitted] or [confidential portion omitted] engaged in [confidential portion omitted] of Product pursuant to Section 4.1(a) in order that Bioject may satisfy itself that the [confidential portion omitted] meets its [confidential portion omitted].

          4.5 Interim Production by Bioject. Schering may elect under this Section 4 to [confidential portion omitted] both Autoinjectors and Syringes or either Autoinjectors or Syringes. In the event that Schering elects to [confidential portion omitted] only Autoinjectors, then Bioject agrees to continue to [confidential portion omitted] Syringes at the applicable price set forth in Schedule C for the term of this Agreement, including the first [confidential portion omitted] period specified in Section 5.3(b)(iv). Bioject shall have no obligation to continue to [confidential portion omitted] Autoinjectors if Schering is [confidential portion omitted] only Syringes under this Section 4.

     5.   Term; Renewal; Termination; Survival

          5.1 Term. This Agreement shall continue in force until the expiration of eight (8) years from the date of this Agreement.
          At least [confidential portion omitted] before expiration of this Agreement, Schering shall give notice to Bioject if Schering wishes to renew the Agreement for an additional term of not less than [confidential portion omitted] years. If Bioject also wishes to renew this Agreement, the Parties shall forthwith enter into good faith negotiations for an extension and to determine the terms of the renewal. If agreement has not been reached by the expiration of this Agreement, this Agreement shall expire with the consequences specified in Sections 5.3(a) and 5.3(b). In addition, Schering shall pay for all Products shipped to Schering pursuant to Orders submitted in accordance with this Agreement.

          5.2 Termination. This Agreement may be terminated prior to its expiration as follows:

          (a) at any time, by Schering or Bioject if the other Party shall materially breach any of the terms, conditions and agreements contained herein to be kept, observed, and performed by it, and such breach is not governed by any other provision in this Section 5.2, then the non-breaching Party may terminate this Agreement at its option and without prejudice to any of its other legal and equitable rights or remedies except as specifically provided in this Agreement, by giving the Party which committed the breach [confidential portion omitted] written notice, particularly specifying the breach, unless the notified Party within such [confidential portion omitted] shall have cured the breach. The Parties agree that any delay of [confidential portion omitted] or more by Bioject in delivering Products that have been ordered by Schering in accordance with this Agreement shall constitute a material breach of this Agreement; provided, however, that deliveries scheduled for [confidential portion omitted] may be delivered in [confidential portion omitted] without being deemed late. In calculating the length of any delivery delay, shipments shall be deemed to satisfy the oldest unsatisfied Order. The consequences of a termination of this Agreement by Bioject pursuant to this Section are specified in Sections 5.3(a), 5.3(b) and 5.3(c). The consequences of a termination of this Agreement by Schering pursuant to this Section are specified in Sections 5.3(a), 5.3(b) and 5.3(e). The Parties agree that, absent bad faith or willful misconduct by Schering, a failure by Schering to order the required minimums shall not constitute a breach of this Agreement (and the consequences of any such failure are specified in Section
          2.3(c)).

          (b) at any time, if any assignment shall be made by either Party for the benefit of creditors, or if a receiver, trustee in bankruptcy or similar officer shall be appointed to take charge of all of the property of either Party, or if either Party files a voluntary petition under applicable bankruptcy laws or such a petition is filed against either Party and is not dismissed within sixty (60) days, the other Party may immediately terminate this Agreement by giving written notice of termination. Notwithstanding the foregoing, the Parties agree that, if Bioject files, or has filed against it, a petition under applicable bankruptcy laws, or has a receiver appointed for its assets, this Agreement will not be terminated under this Section so long as Bioject continues to meet its obligations to supply Products hereunder, but that the provisions of Section 4.3(b) will then apply. The consequences of a termination of this Agreement by Bioject pursuant to this Section are specified in Sections 5.3(a), 5.3(b) and 5.3(c). The consequences of a termination of this Agreement by Schering pursuant to this Section are specified in Sections 5.3(a), 5.3(b) and 5.3(e).

          (c) at any time by Schering if there shall be a change of control of Bioject and Bioject has not taken the lawful actions necessary or appropriate to ensure that this Agreement remains a binding and enforceable obligation of Bioject or, if applicable, Bioject's successor. Change of control shall be deemed to include the transfer of substantially all of the assets of Bioject, or the merger of Bioject with one or more other Persons (except a merger in which the shareholders of Bioject prior to the merger constitute the holders of a majority of the capital stock of the surviving entity following the merger). The consequences of a termination of this Agreement pursuant to this Section are specified in Sections 5.3(a), 5.3(b) and 5.3(e).

          (d)   upon [confidential portion omitted] written notice:

               (i) prior to Schering's [confidential portion omitted] to [confidential portion omitted], by Schering if the [confidential portion omitted] shows results which are reasonably considered unfavorable by Schering, whether the problems are [confidential portion omitted] or [confidential portion omitted]--any termination by Schering under this subsection shall have the consequences specified in Sections 5.3(a), 5.3(b) and 5.3(d);

               (ii) by Schering, if [confidential portion omitted] to [confidential portion omitted] Products has not been received in at least [confidential portion omitted] (as defined in Section 1.19 or 1.27, as applicable) by such date as Schering deems appropriate; or, after [confidential portion omitted], by Bioject, if [confidential portion omitted] to [confidential portion omitted] Products has not been received in at least [confidential portion omitted] (as defined in Section
               1.19 or 1.27, as applicable). If the reason for the failure to receive such [confidential portion omitted] is [confidential portion omitted] in both Territories, a termination under this subsection shall have the consequences specified in Sections 5.3(a), 5.3(b) and 5.3(d). If the reason for the failure to receive such [confidential portion omitted] is [confidential portion omitted] in either of the Territories, a termination under this section shall have the consequences specified in Sections 5.3(a), 5.3(b) and 5.3(e);

               (iii) by Schering, whether or not regulatory approval has been obtained to market the Product, if Schering receives any information that reasonably leads it to believe that Approved IFN-Beta cannot [confidential portion omitted] or [confidential portion omitted] by the [confidential portion omitted] (i.e., a [confidential portion omitted] problem)--any termination under this subsection shall have the consequences specified in Sections 5.3(a), 5.3(b) and 5.3(d);

               (iv) by either Party, whether or not regulatory approval has been received to market the Product
               (except that Schering may not terminate this Agreement under this subsection (iv) based on information from the [confidential portion omitted]), if [confidential portion omitted] or [confidential portion omitted]
               (as described in 21 CFR [confidential portion omitted] et seq) have developed with respect to the Product which limit Schering's ability to sell the Product (i.e., a [confidential portion omitted] problem)--any termination under this subsection shall have the consequences specified in Sections 5.3(a), 5.3(b) and 5.3(e); or

               (v) by Schering, if the FDA or any regulatory authority in a country marked with an asterisk on Schedule I requests a [confidential portion omitted] beyond the [confidential portion omitted]--any termination under this subsection shall have the consequences specified in Sections 5.3(a), 5.3(b) and 5.3(d).

               Notwithstanding the foregoing, a Party wishing to terminate under subsection (iii) or (iv) of this
          Section 5.2(d) must have used its good faith efforts for at least [confidential portion omitted] to resolve the problem prior to giving notice to terminate under such subsection.

          (e) by Schering, upon [confidential portion omitted] notice, upon the occurrence of any condition specified in Section 4.1(a)(i), which condition continues for a period of [confidential portion omitted], during which Schering is not able to cause any [confidential portion omitted] reasonably acceptable to Bioject to commence performing Bioject's [confidential portion omitted] pursuant to this Agreement, and Bioject and Schering are not able to agree upon a date by which Bioject shall resume [confidential portion omitted] the Autoinjector or Syringe, as the case may be. The consequences of a termination of this Agreement pursuant to this Section are specified in Sections 5.3(a), 5.3(b) and 5.3(e).

          (f) automatically, if the Development and Licensing Agreement terminates or expires in accordance with its terms. The consequences of an automatic termination of this Agreement upon the termination of the Development and Licensing Agreement are specified in Sections 5.3(a) and 5.3(b). If the termination is pursuant to Section 12.1 of the Development and Licensing Agreement, Section 5.3(c) hereof also will apply. If the termination is pursuant to Section 12.2 of the Development and Licensing Agreement, Section 5.3(d) hereof also will apply. If the termination is pursuant to Section 12.9 of the Development and Licensing Agreement, Section 5.3(e) hereof also will apply. If the termination is pursuant to Section 12.10 of the Development and Licensing Agreement, and Bioject is the breaching Party, Section 5.3(e) hereof also will apply, and, if Schering is the breaching Party, Section 5.3(c) also will apply.

          5.3  Effect of Termination

          (a) Except as otherwise provided in Section 6 or this Section 5.3, expiration or termination of this Agreement shall result in the termination of all provisions hereof, including, without limitation, the purchase, order and supply obligations herein contained.

          (b) The following provisions shall apply to the expiration or termination of this Agreement for any reason:

               (i) Except as necessary to enable Schering or an agent to [confidential portion omitted]
               Autoinjectors or Syringes pursuant to Section
               4.2(a), Schering shall return to Bioject the [confidential portion omitted], if any, in its possession, or otherwise dispose of such [confidential portion omitted] as instructed by Bioject.

               (ii) Schering shall have the right to complete the sale of its inventory of Products in the Territory; provided that Schering's obligations hereunder to comply with the provisions of Sections
               2 and 3 in connection with such completion of sale shall remain in effect; and provided further, that if requested by Bioject, Schering shall [confidential portion omitted] with Bioject for the sale of Schering's [confidential portion omitted] to Bioject on [confidential portion omitted] by the Parties at such time.

               (iii) Neither Party shall have liability to the other Party for damages of any kind solely as a result of the fact of such expiration or termination, whether on account of the loss by Schering of present or prospective sales, investments or goodwill arising solely from statutes that relate to termination of distributors or licensees, and each Party hereby waives any rights which may be granted to it by such statutes. The remedies for termination of this Agreement or breach of any provision of this Agreement shall be as specified in this Agreement, and, absent bad faith and willful misconduct, such remedies are the Parties' exclusive remedies. In the event of bad faith or willful misconduct, the non-breaching Party may pursue other legal remedies again the other Party including, without limitation, monetary damages for breach of contract. In no event shall either Party be liable to the other Party for indirect, incidental or consequential damages.

               (iv) For [confidential portion omitted] following expiration or termination of this Agreement, Bioject will use its [confidential portion omitted] to sell to Schering on a non-exclusive basis such Syringes as Schering shall order, with the Syringes to be sold to Schering at the applicable Syringe price specified on Schedule C. At any time before the end of such [confidential portion omitted], if the Parties agree, Bioject may provide a license, in exchange for a [confidential portion omitted] acceptable to Bioject, to any [confidential portion omitted] reasonably satisfactory to Schering (or to Schering, if Schering so agrees) to [confidential portion omitted] of Syringes as Schering shall require. During the following [confidential portion omitted], if Schering wants additional Syringes, Bioject will use its [confidential portion omitted] to provide a [confidential portion omitted], in exchange for a [confidential portion omitted] acceptable to Bioject, to a [confidential portion omitted] (or to Schering, if Schering so agrees) to [confidential portion omitted] such additional Syringes.

               (v) For [confidential portion omitted] following expiration or termination of this Agreement, Bioject will use its [confidential portion omitted] to sell to Schering on a non-exclusive basis such Autoinjectors as Schering shall order, with the Autoinjectors to be sold to Schering at [confidential portion omitted] the Autoinjectors, as determined by applying [confidential portion omitted].

               (vi) Schering shall pay to Bioject all applicable
               [confidential portion omitted] as specified in
               Section 4.1(d).

          (c) Certain terminations, as specified in the various subsections of Section 5.2, result in the following consequences in addition to those specified in Sections 5.3(a) and 5.3(b):

               (i) Schering shall be liable for the
               purchase price, less any prepayments made pursuant to Section 3.2(c), of all Products that Schering has ordered and that have been completed prior to the date of termination, and shall be liable to Bioject for all costs Bioject has incurred, but not to exceed the applicable purchase price, with respect to Products ordered by Schering that are being manufactured (but are not completed) by the date of termination.

               (ii) All unpaid principal and interest
               on loans made by Schering under Sections 3.13(a) and (b) (including the $450,000 loaned prior to the date of this Agreement) shall be forgiven immediately.

               (iii) The restrictions on Bioject specified in Section
               2.4 shall immediately terminate.

               (iv) The restrictions on Schering specified in
               Section 10.13 shall apply for [confidential portion omitted] after termination or until [confidential portion omitted], whichever occurs earlier.

          (d) Certain terminations, as specified in the various subsections of Section 5.2, result in the following consequences in addition to those specified in Sections 5.3(a) and 5.3(b):

               (i) Schering shall be liable for the
               purchase price, less any prepayments made pursuant to Section 3.2(c), of all Products that Schering has ordered and that have been completed prior to the date of termination, and shall be liable to Bioject for all costs Bioject has incurred, but not to exceed the applicable purchase price, with respect to Products ordered by Schering that are being manufactured (but are not completed) by the date of termination.

               (ii) All unpaid principal and interest
               on loans made by Schering under Sections 3.13(a) and (b) (including the $450,000 loaned prior to the date of this Agreement) shall be converted into Common Stock of BMT pursuant to Section 11 of the Development and Licensing Agreement as though the unpaid principal and interest were license or development fees, except that the price at which shares of Common Stock shall be deliverable upon conversion of the unpaid principal and interest shall be the greater of: (a) three dollars fifty cents ($3.50) per share of Common Stock; or
               (b) one hundred percent (100%) of the thirty (30)- calendar-day average of the average of the closing bid and asked prices for shares of Common Stock for the period ending on the date on which the conversion shall be deemed to have occurred
               (determined pursuant to Section 11.3 of the Development and Licensing Agreement), as such prices are quoted on NASDAQ. The foregoing conversion price shall be subject to adjustment pursuant to Section 11.5 of the Development and Licensing Agreement.

               (iii) Bioject agrees not to [confidential portion omitted] the Autoinjector in [confidential portion omitted] to any [confidential portion omitted] other than Schering for [confidential portion omitted] after termination or until [confidential portion omitted], whichever occurs earlier.

          (e) Certain terminations, as specified in the various subsections of Section 5.2, result in the following consequences in addition to those specified in Sections 5.3(a) and 5.3(b):

               (i) Bioject shall continue to be liable for repayment of the loans under Section 3.13 hereof
               (including the $450,000 advanced before the date of this Agreement) in accordance with the provisions of
               Section 3.13.

               (ii) Schering will not be required to accept shipment of, or pay for, any Products it receives after termination.

               (iii) Bioject agrees not to [confidential portion omitted] the Autoinjector in [confidential portion omitted] to any [confidential portion omitted] other than Schering for [confidential portion omitted] after termination or until [confidential portion omitted], whichever occurs earlier.

     6.   Confidentiality

          6.1   Confidentiality  Except as expressly permitted in this
          Section 6.1, Schering shall maintain the confidentiality of all [confidential portion omitted] and not disclose any such [confidential portion omitted] to any person (including its own employees and agents), other than persons who have agreed, prior to such disclosure, to protect the confidentiality of such information, and shall hold the same in confidence and shall use the same only for the purposes specified herein. Notwithstanding anything in this Agreement to the contrary, Schering may disclose such [confidential portion omitted] to [confidential portion omitted] or [confidential portion omitted] on a confidential basis to the extent necessary to enable them to [confidential portion omitted] and [confidential portion omitted] their [confidential portion omitted] in the Territory; provided, however, that Schering shall be responsible for any failure by any such [confidential portion omitted] or [confidential portion omitted] to: (i) maintain the confidentially of such information (except as provided in Section 6.2); (ii) use it only for the purposes specified herein; and (iii) disclose it only to employees who need to know such information for such purposes and who are bound by obligations substantially similar to those in this Section prior to such disclosure. This Section 6 shall survive expiration or termination of this Agreement for any reason.

          6.2   Exceptions

          (a) The obligations of confidentiality and restrictions on use imposed upon Schering by Section 6.1 shall not apply to any [confidential portion omitted] that was: (i) required to be disclosed by law, government order, or judicial decree; or
          (ii) in the public domain before the date of this Agreement or subsequently came into the public domain other than through any disclosure or delivery thereof by Schering; or (iii) lawfully received by Schering without an obligation of confidentiality from a source other than Bioject; or (iv) disclosed with the prior written approval of Bioject; or (v) independently developed by Schering.

          (b) Notwithstanding anything to the contrary contained in this Agreement, Schering and its [confidential portion omitted] and [confidential portion omitted] may disclose or deliver any [confidential portion omitted] to any [confidential portion omitted] or [confidential portion omitted] to the extent that such disclosure or delivery is necessary for compliance with any law or regulation in the Territory.

          6.3 IFN-Beta Information Disclosed to Bioject. Bioject shall be obligated to maintain the confidentiality of any IFN-Beta information owned or developed by Schering and disclosed or delivered to Bioject by Schering to the same extent that Schering is obligated to maintain the confidentiality of [confidential portion omitted] pursuant to Section 6.1, except that Bioject may share information on adverse events with [confidential portion omitted] or other [confidential portion omitted]. Such obligation on the part of Bioject shall be subject to the same exceptions and conditions that are applicable to Schering's maintenance of the confidentiality of [confidential portion omitted] pursuant to Section 6.2.

     7.   Regulatory

          7.1 (a) As the [confidential portion omitted] of the Product, [confidential portion omitted] agrees to be responsible for obtaining and maintaining [confidential portion omitted] and [confidential portion omitted] in the countries listed in Schedule
          I. If the Product needs to be [confidential portion omitted] to obtain [confidential portion omitted] and [confidential portion omitted] in the countries [confidential portion omitted] on Schedule I or [confidential portion omitted], Bioject will [confidential portion omitted] of making such [confidential portion omitted].
          If the Product needs to be [confidential portion omitted] to obtain [confidential portion omitted] and [confidential portion omitted] in any country listed on Schedule I that is [confidential portion omitted], Bioject and Schering will [confidential portion omitted] the cost of making such [confidential portion omitted]. If [confidential portion omitted] to [confidential portion omitted] and [confidential portion omitted] outside the [confidential portion omitted] and the [confidential portion omitted], Schering will [confidential portion omitted] of obtaining such [confidential portion omitted] and [confidential portion omitted] (including the [confidential portion omitted] of making any required changes to the Product to obtain such [confidential portion omitted]). Bioject agrees to supply Schering with copies of any and all approvals and correspondence relating to [confidential portion omitted] and [confidential portion omitted] for which it is responsible.

          (a) [confidential portion omitted] shall be responsible for obtaining and maintaining [confidential portion omitted] to [confidential portion omitted] in the United States. [Confidential portion omitted] agrees to supply [confidential portion omitted] with copies of any and all approvals and correspondence relating to the [confidential portion omitted] with the [confidential portion omitted] relating to the Product. Schering further agrees to supply Bioject with copies of any and all correspondence and other information emanating from the [confidential portion omitted] relating to [confidential portion omitted] for the Product.

          7.2 Bioject agrees to inform Schering immediately of any regulatory action or activity (including investigations and inspections) taken against Bioject by the FDA or any other regulatory agency regarding the Product. Schering agrees to inform Bioject immediately of any formal regulatory action or activity taken against Schering or its suppliers by the FDA or any other regulatory agency regarding Approved IFN-Beta or any other medication for which Products are being distributed by Schering, if such action is related to the Product or the Product's performance with the medication. The Parties agree to cooperate with each other in responding to any regulatory action or activity relating to the Product.

     8.   Development and Licensing Agreement

          8.1 The Parties hereby agree that with the execution of this Agreement they shall be deemed to have satisfied and fulfilled the requirements of Section 4 of the Development and Licensing Agreement.

          8.2 The Parties further agree that this Agreement shall modify the Development and Licensing Agreement as follows:

          (a) The following sections of the Development and Licensing Agreement are hereby replaced by the specified provisions of this Agreement, and the references to "this Agreement" in the specified sections of this Agreement are hereby deemed to be references to "the Development and Licensing Agreement" when such sections are used as replacement sections in the Development and Licensing Agreement: (i) Section 2.4 of this Agreement shall replace Sections 3.1(c) through 3.1(g) of the Development and Licensing Agreement; (ii) Section 10.13 of this Agreement shall replace Section 2.4 of the Development and Licensing Agreement; and (iii) Section 5.1 of this Agreement shall replace Sections
          3.2 and 12.12 of the Development and Licensing Agreement, and the effect of the expiration of the Development and Licensing Agreement shall be as specified in Section 12.13 thereof.

          (b) Sections 12.3 through 12.8 and 12.11 of the Development and Licensing Agreement are hereby deleted.

          (c) A new Section 12.15 is hereby added to the Development and Licensing Agreement, which shall read as follows: "This Agreement shall automatically terminate upon the expiration or termination of the Supply Agreement. The effect of such termination shall be as specified in paragraph 12.13 of the Development and Licensing Agreement."

          (d) All references in the Development and Licensing Agreement to "First License Term" and [confidential portion omitted] shall be interpreted as being coexistent with the term of this Agreement, including all renewals hereof.

     9.   Compliance with Regulations



          9.1 Each Party will comply with, and cause any of their Affiliates performing any of their respective rights or obligations hereunder to comply with, all laws and regulations applicable to such rights and obligations.

          9.2   Each Party agrees to comply with the United States
          Export Administration regulations applicable to such Party in effect from time to time, including the obtaining of any export licenses necessary for the sale and distribution of Products outside of the United States.

          9.3 This Agreement is expressly made subject to any laws, regulations, orders or other restrictions on the export of technical data or technology which may be imposed from time to time by the government of the United States or any other government within the Territory.

     10.  Miscellaneous

          10.1 Force Majeure. If either Party is prevented from performing, or is unable to perform, any of its obligations under this Agreement, due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, [confidential portion omitted], [confidential portion omitted], epidemic, destruction of production facilities, insurrection, inability to procure energy sufficient to meet its production or performance needs, inability to procure important materials, equipment or transportation to enable it to meet its production or performance needs but only if such inability is due to a Third Party's force majeure, or any other cause beyond the reasonable control of the Party invoking this provision, and if such Party shall have used its Best Efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other Party, then the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or ability to perform due to such occurrence, provided, that, without the consent of the other
          Party, no such extension shall exceed [confidential portion omitted] nor shall cumulative extensions hereunder exceed [confidential portion omitted].

          10.2  Notices

          (a) All notices to Bioject other than routine correspondence relating to purchase orders, forecasts, and revisions shall be addressed to:

               Bioject Inc.
               7620 S.W. Bridgeport Road
               Portland, Oregon  97224
               Attention:  Chairman

               with a copy addressed to:

               Tonkon, Torp, Galen,
                 Marmaduke & Booth
               Attorneys at Law
               1600 Pioneer Tower
               888 S.W. Fifth Avenue
               Portland, Oregon  97204-2099
               Attention:  Carol Dey Hibbs

               Purchase orders, forecasts, revisions and routine

          correspondence relating thereto shall be addressed to:

               Bioject Inc.
               7620 S.W. Bridgeport Road
               Portland, Oregon  97224
               Attention:  Chief Financial Officer

          (b) All notices to Schering other than routine correspondence relating to purchase orders, forecasts, and revisions shall be addressed to:

                  Schering Aktiengesellschaft
			Mullerstrasse 170-178
			13353 Berlin, Germany
			Attention:  Rechtsabteilung

		with copies addressed to:

			Schering Berlin Inc.
			110 East Hanover Avenue
			Cedar Knolls, New Jersey  07927
			Attention:  Vice President, Law & Secretary

			Schering Berlin Venture Corp.
			110 East Hanover Avenue
			Cedar Knolls, New Jersey  07927
			Attention:  President

			Berlex Biosciences
			15049 San Pablo Avenue
			Richmond, California  94804
			Attention:  Executive Director and General Counsel

		Routine correspondence relating to purchase orders, forecasts, invoices and revisions shall be addressed to:

			Schering Aktiengesellschaft
			Mullerstrasse 170-178
			13353 Berlin, Germany
			Attention:  FB Einkauf

		with a copy addressed to:

			Berlex Laboratories, Inc.
			300 Fairfield Road
			Wayne, New Jersey  07470-7358
			Attention:  Purchasing Manager

          (c) Notice shall be deemed effective upon the earlier of actual receipt, or the third business day following the date deposited with a reputable overnight courier. All notices given hereunder shall be in writing.

          10.3 Assignment. Neither this Agreement nor any rights granted hereby may be assigned by either Party voluntarily or by operation of law, without the other Party's prior written consent; provided, however, that either Party may assign this Agreement without the consent of the other Party: (i) to its Affiliates, if the assigning Party guarantees the full performance of its Affiliates' obligations hereunder; or (ii) to a Third Party purchasing substantially all the assets or voting stock of the assigning Party, if such Third Party agrees to be bound by this Agreement. In addition, Schering may assign certain rights and obligations to Approved Sublicensees according to the provisions of this Agreement. Any attempted assignment in contravention of this Section 10.3 shall be null and void.

          10.4 Governing Law. This Agreement shall be governed by and construed under the laws of the state of Oregon without regard to choice-of-law principles of that state. In no event will this Agreement be interpreted in accordance with the Convention for the International Sale of Goods. Both Parties agree that any litigation arising out of this Agreement shall be heard in Portland, Oregon unless they shall agree otherwise.

          10.5 Entire Agreement; Amendment. This Agreement and the Development and Licensing Agreement constitute the entire agreement between the Parties. No waiver, consent, modification or change of terms of this Agreement shall bind either Party unless in a writing signed by both Parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. All amendments shall be in a writing signed by both Parties. There are no understandings, agreements, representations or warranties, express or implied, not specified herein or in the Development and Licensing Agreement regarding this Agreement or the subject matter thereof.

          10.6 Independent Contractors. No agency, partnership or joint venture is hereby established. Neither Party shall be responsible for the acts or omissions of the other Party. Neither Schering nor Bioject shall enter into, or incur, or hold itself out to Third Parties as having authority to enter into or incur on behalf of the other Party any contractual obligations, expenses or liabilities whatsoever.

          10.7 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.8  Severability

          (a) In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

          (b) If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

          10.9 Headings. Section and paragraph headings contained in this Agreement are included for convenience only and form no part of the agreement between the Parties.

          10.10 Publicity

          (a) Except as required by or advisable under law, governmental regulation or judicial order, neither Party shall directly or indirectly make any public announcement or publicity concerning this Agreement or the subject matter hereof without the prior written consent of the other Party and agreement upon the nature, text and timing of such announcement, which approval and agreement shall not be unreasonably withheld. Such approval and agreement shall be deemed to be given if no response is given to the other Party within two working days of receipt of the proposed text from the Party intending to make such announcement.

          (b) Bioject hereby acknowledges that Schering is restricted in the use of the Schering name in the United States and Canada.

          10.11 Waiver. The waiver by either Party of a breach or a default of any provisions of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provisions, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such Party.

          10.12 Superiority of Agreement. The parties agree that the provisions of this Agreement and of the Development and Licensing Agreement, together with any amendments or other changes approved by both Parties in writing hereto or thereto, shall prevail over any inconsistent statements or provisions contained in any documents passing between the parties, including, but not limited to, any purchase order, acknowledgment, confirmation, or notice.

          10.13 [confidential portion omitted] to [confidential portion omitted].

          (a) Nothing in this Agreement or the Development and Licensing Agreement shall be construed as [confidential portion omitted] or [confidential portion omitted] from [confidential portion omitted] or [confidential portion omitted] and [confidential portion omitted] any [confidential portion omitted], for use in [confidential portion omitted], except that, during any [confidential portion omitted] under this Agreement, [confidential portion omitted] shall not, without the prior written consent of [confidential portion omitted], [confidential portion omitted] or [confidential portion omitted] for [confidential portion omitted] in [confidential portion omitted], or contract with a [confidential portion omitted] to do so. [confidential portion omitted] cannot withhold consent, if [confidential portion omitted] has given [confidential portion omitted] the opportunity to [confidential portion omitted] to [confidential portion omitted] outlining the terms under which [confidential portion omitted] would be willing to [confidential portion omitted] the [confidential portion omitted] and [confidential portion omitted] has [confidential portion omitted] in [confidential portion omitted] the [confidential portion omitted] presented by [confidential portion omitted]. If, after [confidential portion omitted] and [confidential portion omitted] the [confidential portion omitted] in [confidential portion omitted], [confidential portion omitted] begins to [confidential portion omitted] for [confidential portion omitted] in [confidential portion omitted], or contracts with [confidential portion omitted] to do so, then the [confidential portion omitted] on [confidential portion omitted] contained in Section [confidential portion omitted] shall [confidential portion omitted].

          (b) In addition, during any [confidential portion omitted], [confidential portion omitted] agrees that, if it is [confidential portion omitted] or [confidential portion omitted] for the [confidential portion omitted] or [confidential portion omitted] of [confidential portion omitted] or [confidential portion omitted] for the [confidential portion omitted] of [confidential portion omitted] that are not within [confidential portion omitted], it will promptly discuss the proposed activity with [confidential portion omitted] and give [confidential portion omitted] the opportunity to [confidential portion omitted] to [confidential portion omitted] outlining the terms under which [confidential portion omitted] would be willing to [confidential portion omitted] the [confidential portion omitted] and that [confidential portion omitted] will [confidential portion omitted] in [confidential portion omitted] any [confidential portion omitted] presented by [confidential portion omitted].

          (c) The Parties agree that the [confidential portion omitted] in this Section 10.13 shall not apply at any time when [confidential portion omitted] has been [confidential portion omitted] the [confidential portion omitted] Autoinjectors or Syringes pursuant to the [confidential portion omitted] that may be [confidential portion omitted] pursuant to Section [confidential portion omitted] of this Agreement, or with respect to any [confidential portion omitted] in which [confidential portion omitted] has [confidential portion omitted], or at any time when the restrictions on Bioject contained in Section [confidential portion omitted] have [confidential portion omitted] under Section 10.13(a).


IN WITNESS WHEREOF, this Agreement has been duly executed as a sealed instrument effective as of the date specified above.

BIOJECT INC.                         SCHERING AKTIENGESELLSCHAFT



By:    /S/ JAMES O'SHEA              By:     /S/ X
                                             /S/ Y

Title: Chairman                      Title:  Head Rep. Europe
                                             Member of Board of Directors

Date:  6/18/96                       Date:      25/6/96          26/6/96
                                             -------------------------------

                           Schedule A

                    (Description of Product)


Autoinjector

A portable, CO(2) powered reusable device (designed to Schering specifications under terms of the Development and Licensing Agreement dated March 28, 1994) which when combined with a [confidential portion omitted] disposable syringe is capable of administering needle-free subcutaneous injections. (See Drawing A)

Syringe

A [confidential portion omitted] disposable container (designed to Schering specifications under terms of the Development and Licensing
Agreement dated March 28, 1994) having a plunger at one end and a very small orifice at the other end through which medication is rapidly expelled. The Syringe, before use, comes affixed with a [confidential portion omitted], both of which are [confidential portion omitted] by a [confidential portion omitted] and [confidential portion omitted] with a [confidential portion omitted] and all of which are [confidential portion omitted] using [confidential portion omitted]. (See Drawing B)

[confidential portion omitted]

A [confidential portion omitted] which can be [confidential portion omitted] to the [confidential portion omitted] of the [confidential portion omitted] and is used for [confidential portion omitted] into the [confidential portion omitted] from [confidential portion omitted].

Nothing in the above descriptions or attached drawings is intended to modify or supersede Product Specifications as set forth in Schedule B.

DRAWING A: The graphic shows a detailed drawing of the Autoinjector to be produced for Schering for use with the drug Betaseron.

DRAWING B: The graphic shows the components of the syringe which are used by an individual to prepare the Betaseron for injection. The drawing further specifies which of the components are supplied by Bioject and which are to be supplied by the individual.

                           Schedule B

                            BIOJECT

                   BETASERON INJECTION DEVICE

                              (BID)

                      PRODUCT SPECIFICATION

                         Draft Rev. 1.5

                  [confidential portion omitted]

Approvals:

Berlex Laboratories        /S/ Klaus Marten                       12-May-95
                           Klaus Marten                           Date


Bioject Inc.               /S/ Richard R. Stout                   May 12, 1995
                           Richard R. Stout, MD                   Date

1.   PURPOSE

     This specification defines the design requirements for a Berlex/Schering Betaseron Injection Device (BID). The specification is intended for [confidential portion omitted]. The preliminary product external specifications (Schedule A of the Development and licensing Agreement) remain in effect except when specifically addressed and stated in this specification.

2.   SYSTEM DESCRIPTION

     The BID is a needle-free delivery system capable of administering Betaseron subcutaneously in an accurate and easy operation by the Multiple Sclerosis (MS) patient.

     The system will be comprised of reusable and disposable elements. The reusable element is the injector. The disposable elements are the syringe, the [confidential portion omitted], and the syringe cap.

     The BID system is for MS patients undergoing Betaseron treatment and is designed to make self-administration easier and safer. With the BID syringe and [confidential portion omitted], the reconstitution of the drug is accomplished by drawing 1.2 ml of Diluent [confidential portion omitted] and then injecting the Diluent into the Betaseron vial. After the white cake of the Betaseron is completely dissolved, the volume, up to 1.0 ml, is drawn back [confidential portion omitted]. The [confidential portion omitted] is removed [confidential portion omitted] and the [confidential portion omitted] is installed [confidential portion omitted]. The [confidential portion omitted] is then loaded into the injector and is ready for a self-injection. Just prior to injection the [confidential portion omitted] is removed.

3.   SYSTEM REQUIREMENTS

     3.1  FUNCTIONAL REQUIREMENTS

          3.1.1     [confidential portion omitted]

                    The system will be capable of injecting a [confidential portion omitted] from [confidential portion omitted] to [confidential portion omitted] of Betaseron with [confidential portion omitted] of [confidential portion omitted]. The [confidential portion omitted] must be easily done by the user. Once the [confidential portion omitted] is set, the device will [confidential portion omitted] until the user [confidential portion omitted] it. The user reconstitutes the entire contents of the drug and draws [confidential portion omitted] the amount to be injected.

          3.1.2     Subcutaneous Injection

                    The system shall deliver Betaseron subcutaneously.

     3.2  ENVIRONMENTAL REQUIREMENTS

          3.2.1     Operation Temperature and Humidity

                    The system shall operate accurately within a temperature range of [confidential portion omitted] to [confidential portion omitted] and [confidential portion omitted] to [confidential portion omitted] relative humidity (non condensing).

                    [confidential portion omitted] operating temperature
                     requirement will be tested and examined)

         3.2.2      Storage Requirement, Temperature and
                      Humidity

                    The system shall withstand the following storage conditions and continue to operate to specification for the operational life.

                    TEST CONDITIONS
                    *    [confidential portion omitted] (minimum) at
                         [confidential portion omitted] (minimum)
                    *    [confidential portion omitted] (minimum) at
                         [confidential portion omitted] (minimum) and
                         [confidential portion omitted] relative
                         humidity (maximum)

                    SHELF LIFE REQUIREMENTS
                    * [confidential portion omitted] (minimum) at [confidential portion omitted] and
                         [confidential portion omitted] relative
                         humidity without battery installed (if applicable)

          3.2.3     Operational Orientation

                    The system shall meet the requirements herein when operated at [confidential portion omitted].

          3.3.4     Operational vibration and shock

                    The performance of the device must not be changed unintentionally (for example by shock, vibration, and touching the front panel).

     3.3  SAFETY REQUIREMENTS

          The product shall be designed such that failure or fault will not adversely affect the safe operation of the product. This shall be confirmed through a Failure
          Mode Effects Analysis.

          3.3.1     Syringe Plunger [confidential portion omitted]

                    The syringe plunger will have a [confidential portion omitted] in order to avoid [confidential portion omitted] of the plunger.

          3.3.2     [confidential portion omitted]

                    The [confidential portion omitted] will
                    [confidential portion omitted] when the
                    [confidential portion omitted] of the [confidential portion omitted] is [confidential portion omitted].

     3.4  QUALITY AND REGULATORY REQUIREMENTS

          The BID System shall be designed in compliance with applicable US, [confidential portion omitted], and [confidential portion omitted] quality and regulatory requirements.


     3.5  PACKAGING AND LABELING REQUIREMENTS

          3.5.1     Shipping Vibration and Shock

                    The product will meet the requirements herein following exposure, in the normal shipping container, to vibration and shock per [confidential portion omitted].

          3.5.2     Labeling

                    Labeling including directions for use, will conform to US, [confidential portion omitted], and [confidential portion omitted] regulatory requirements.

4.   INJECTOR REQUIREMENTS

     4.1  PHYSICAL REQUIREMENTS

          4.1.1     Injector Weight

                    The injector will weigh less than [confidential portion omitted], excluding the power sources and the syringe.

          4.1.2     Cartridge Weight

                    The CO(2) cartridge will weigh less than [confidential portion omitted].

          4.1.3     Injector Size

                    The injector will be a hand-held, portable device and shall not be longer than [confidential portion omitted].

     4.2  FUNCTIONAL REQUIREMENTS

          4.2.1     [confidential portion omitted] Information

                    The injector will have an [confidential
                    portion omitted]. The following information will be [confidential portion omitted]:

                    1) [confidential portion omitted] for
                       [confidential portion omitted] of the
                       [confidential portion omitted].

                    2) [confidential portion omitted] for
                       [confidential portion omitted].

          4.2.2     Noise

                    The injector will make [confidential portion omitted].

          4.2.3     Portability

                    The injector will be portable and will be operated by a carbon dioxide cartridge (for drug delivery) and batteries (for display and sensing controls). The batteries shall be available worldwide.

          4.2.4     Injection Per Charge

                    The injector will be capable of providing a minimum of [confidential portion omitted] injections per CO(2) cartridge.

          4.2.5     Battery Life

                    The batteries will last at least for [confidential portion omitted] based on one injection every other day.

          4.2.6     Minimum Effort Operation

                    The injector will be easily self-operated by MS patients. The actuation of the device will require minimal effort with only [confidential portion omitted]. The syringe, batteries and CO(2) cartridge will be easily replaced by the patient. A full volume will be properly injected, regardless of how long the actuation is depressed.

          4.2.7     Ergonomic Design and Patient Compatibility

                    The injector will be easy to grip. The displays and controls shall be designed for physically impaired MS patients. The product shall be compatible with either [confidential portion omitted].
                    A [confidential portion omitted] will be provided, which can be attached to the device (and to [confidential portion omitted] if necessary) to [confidential portion omitted] the injector from being [confidential portion omitted] while giving an injection.

          4.2.8     Ease of Making Syringe Interface

                    The syringe will easily drop into the injector and will be easy to lock into place.

          4.2.9     [confidential portion omitted]

                    After the injection, the injector will
                    [confidential portion omitted] for the [confidential portion omitted] injection. [Confidential portion omitted] shall be required by the operator other than to remove the [confidential portion omitted].

          4.2.10    Detection of [confidential portion omitted]

                    The injector will [confidential portion omitted] only if the syringe is [confidential portion omitted] and will not operate with any other syringe per [confidential portion omitted].

     4.3  RELIABILITY

          4.3.1     Operational Life

                    The injector will meet the requirements herein following [confidential portion omitted].

          4.3.2     Cleaning

                    The surfaces of the injector shall be
                    significantly smooth with a minimum of pockets and crevices in order to facilitate cleaning.


          4.3.3     Failure Resistance Due to Dropping

                    The unpackaged injector will fail safe if it falls from a height of [confidential portion omitted] onto a [confidential portion omitted], and impacting [confidential portion omitted] of the injector. At least [confidential portion omitted] of all cases, the injector will meet [confidential portion omitted] defined herein after being drop-tested from a height of [confidential portion omitted] onto a [confidential portion omitted].

          4.3.4     Corrosion Resistance

                    The injector will be designed to resist corrosion from normal use, not including immersion, soaking or attempts to sterilize with unapproved methods.

5.   SYRINGE AND [confidential portion omitted] REQUIREMENTS

     5.0  GENERAL REQUIREMENTS

          The Syringe and the [confidential portion omitted] will meet the requirements of the US and [confidential portion omitted] or if not regulated there, the respective [confidential portion omitted]. All requirements will be met after sterilization.

     5.1  PRODUCT MARKINGS AND GRADUATION

          The disposable sterile syringe will have graduation marks from [confidential portion omitted] to [confidential portion omitted] and [confidential portion omitted] increments up to [confidential portion omitted]. All labeling (including syringe graduations) must fit within a [confidential portion omitted] rectangular area. All printing shall be in Black. The ink shall be resistant to flaking and smearing and compatible with the normal site preparation solutions such as isopropyl alcohol.

     5.2  TOXICITY

          5.2.1     Tripartite

                    All syringe materials contacting the injectable solution shall conform to the Tripartite
                    Bio-compatibility Guidelines for short-term, externally communicating, indirect blood path devices.

          5.2.2     Pyrogenicity

                    The contents of the sterile syringe package shall be non-pyrogenic based on using the [confidential portion omitted] method for US requirement, and [confidential portion omitted] according to [confidential portion omitted] requirement.

     5.3  STERILITY

          The syringe and packaging shall be compatible with [confidential portion omitted] sterilization and preferably [confidential portion omitted]. [confidential portion omitted] must not be detectable with a detection limit of [confidential portion omitted] in an extract made under practical conditions of use, prepared with [confidential portion omitted]. The sterilization method must be described and all requirements must be met after sterilization. The contents of the sterile package shall be sterile, which will be assured by the methods defined in respective pharmacopoeiae.

     5.4  PARTICULATE MATTER

          The fluid path of the syringe and the [confidential portion omitted] shall be free of particulate matter visible with the unaided eye at a distance [confidential portion omitted] with good lighting and both black and white backgrounds.
          The maximum level of microscopic particulate matter in the fluid path of the syringe within an extract made under practical conditions of use prepared with [confidential portion omitted] shall meet the following limits:

          1) Less than [confidential portion omitted] with a diameter of [confidential portion omitted] volume of the syringe

          2) Less than [confidential portion omitted] with a diameter of [confidential portion omitted] volume of the syringe

     5.5  VOLUME RANGE & ACCURACY

          The syringe shall be capable of delivering volumes from [confidential portion omitted] to [confidential portion omitted]. The calculated accuracy of the volume shall meet [confidential portion omitted], standard syringe accuracy requirements.

          1) Accuracy of [confidential portion omitted] of expelled volume when volume is equal to or greater than half of nominal capacity

          2) Accuracy of ([confidential portion omitted] of nominal capacity + [confidential portion omitted] of expelled volume) when volume is less than half of nominal capacity.

     5.6  RESIDUAL VOLUME

          The residual volume of the medication held in the syringe after injection shall meet the requirements of [confidential portion omitted].

     5.7  MEDICATION COMPATIBILITY

          The syringe and [confidential portion omitted] are intended for use with Betaseron solutions. The solution contacting components will have compatibility with the intended solutions in the syringe.

     5.8  [confidential portion omitted]

          The syringe body shall be sufficiently [confidential portion omitted] to [confidential portion omitted] and [confidential portion omitted] the volume of the medication, particles, air bubbles, sediment, drug color, etc. after the syringe is filled with medication.


     5.9  [confidential portion omitted] INTEGRITY

          The [confidential portion omitted] will be fail safe when exposed with the injector interface to a [confidential portion omitted] of [confidential portion omitted] normal [confidential portion omitted] for [confidential portion omitted]. Maximum peak injection [confidential portion omitted] inside the syringe is [confidential portion omitted]. The [confidential portion omitted] yields a [confidential portion omitted] of [confidential portion omitted]. [confidential portion omitted] is the [confidential portion omitted] applied to disposable syringes.

     5.10 [confidential portion omitted] DIAMETER

          The [confidential portion omitted] diameter will be sized [confidential portion omitted] enough to achieve a subcutaneous injection and [confidential portion omitted] enough to allow easy [confidential portion omitted] with minimum [confidential portion omitted] formation.

     5.11 [confidential portion omitted]

          The syringe body will be [confidential portion omitted] with approximately [confidential portion omitted] of [confidential portion omitted] to reduce the plunger [confidential portion omitted] for syringe filling and injection. The [confidential portion omitted] will have a nominal [confidential portion omitted] of [confidential portion omitted] and must meet [confidential portion omitted] and [confidential portion omitted].

     5.12 PLUNGER COLOR

          The plunger shall be [confidential portion omitted].

     5.13 PLUNGER [confidential portion omitted]

          The plunger [confidential portion omitted] for an empty syringe must be [confidential portion omitted] enough to [confidential portion omitted] reconstitution and meet [confidential portion omitted].

     5.14 [confidential portion omitted] COLOR/[confidential portion omitted]

          The [confidential portion omitted] color shall show significant [confidential portion omitted] in color to the index marking.

     5.15 [confidential portion omitted] MATERIAL

          The [confidential portion omitted] will be made from an [confidential portion omitted] material. The [confidential portion omitted] material will fulfill the requirements for [confidential portion omitted] closures given in [confidential portion omitted].

     5.16 LEAKAGE

          The [confidential portion omitted] will not leak (no visible drops with the unaided eye at one foot) [confidential portion omitted] and must meet [confidential portion omitted] requirements.

     5.17 [confidential portion omitted]

          A [confidential portion omitted] will be supplied to enable the patient to protect the [confidential portion omitted] from [confidential portion omitted]. The [confidential portion omitted] is to be designed not to [confidential portion omitted] the medication and provides a sufficient [confidential portion omitted] (preferred [confidential portion omitted] in distance) between the [confidential portion omitted] of the [confidential portion omitted] and the bottom of the [confidential portion omitted] when the [confidential portion omitted] is [confidential portion omitted].

     5.18 ACCIDENTAL [confidential portion omitted] RETENTION

          The [confidential portion omitted] will stay attached to the [confidential portion omitted] if the injector is accidentally [confidential portion omitted].

     5.19 [confidential portion omitted]

          5.19.1 The [confidential portion omitted] will be compatible with both specified [confidential portion omitted] vial.

          5.19.2 The [confidential portion omitted] will be easy to grip and easy to affix and remove from the vial and the syringe by the MS patient.

                           AMENDMENT: 1

      BETASERON INJECTION DEVICE (BID) PRODUCT SPECIFICATION

                       Amendment to Rev. 1.5
                   [confidential portion omitted]

                   [confidential portion omitted]

Revise Paragraph 5.11 from:

". . .The [confidential portion omitted] will have a nominal [confidential portion omitted] of [confidential portion omitted] and must meet
[confidential portion omitted] and [confidential portion omitted]."

to:

". . .The [confidential portion omitted] will have a nominal [confidential portion omitted] between [confidential portion omitted] and [confidential portion omitted] and must meet [confidential portion omitted] and [confidential portion omitted]."


Approvals:

Berlex Laboratories        /S/ Klaus Marten                        14-June-95
                           Klaus Marten                            Date


Bioject Inc.               /S/ Richard R. Stout                    14-June-95
                           Richard R. Stout, MD                    Date

                            AMENDMENT 2
      BETASERON INJECTION DEVICE (BID) PRODUCT SPECIFICATION

       Amendment to Rev. 1.5 [confidential portion omitted] including [confidential portion omitted] Amendment 1

     Additions shown as underlined, for example "words added"
                                                 -----------
  Deletions shown as strike through, for example "(DELETE: words deleted)"

Revise Section 1 as follows:
This specification defines the design requirements for a Berlex/Schering Betaseron Injection Device. (BID). (DELETE: "The specification is intended for [confidential portion omitted]. The preliminary product external specifications (Schedule A of the Development and licensing Agreement) remain in effect except when specifically addressed and stated in this specification.")

Revise Section 3.2.1 as follows:
The system shall operate accurately within a temperature range of [confidential portion omitted] to [confidential portion omitted] and [confidential portion omitted]to [confidential portion omitted] relative humidity (non condensing).

(DELETE: "(The [confidential portion omitted] operating temperature requirement will be tested and examined.)")

Revise Section 3.3.4 as follows:
3.(DELETE: "3") 2 4   Operational Vibration and Shock
                -
The performance of the device must not be changed unintentionally. (for example: by shock, vibration, and touching the (DELETE: "front") back panel).
                                                                 ----
Revise Section 4.1.3 as follows:
The injector will be a hand-held, portable device and shall not be longer than [confidential portion omitted] (DELETE: [confidential portion
            ------------------------------
omitted]).

Revise Section 4.2.6 as follows:
(DELETE: "The injector will be easily self-operated by MS patients.")
The device will be self operated by MS patients who are capable of
------------------------------------------------------------------
operating the device. The actuation of the device will require
---------------------
minimal effort with only [confidential portion omitted]. The syringe, batteries and CO(2) cartridges will be easily replaced by the patient. A full volume will be properly injected, regardless of how long the actuator actuation is depressed.


Revise Section 4.3.1 as follows:
The injector will meet the requirements herein following [confidential portion omitted]. Recommended service of the device will be every [confidential
          -------------------------------------------------------------
portion omitted] or [confidential portion omitted], whichever comes first.
--------------------------------------------------------------------------

Revise Section 4.3.2 as follows:
4.3.2     Cleaning and Appearance of Exterior
                   --------------------------
The surfaces of the injector shall be sufficiently (DELETE: "significantly")
                                      ------------

smooth with a minimum of pockets and crevices in order to
facilitate cleaning. The exterior surfaces shall be of [confidential portion
                     -------------------------------------------------------
omitted] and generally have a smooth appearance of the quality
-------------------------------------------------------------
comparable to the B2000 injector.
---------------------------------

Revise Section 4.3.3 as follows:
The unpackaged injector will fail safe if it falls from a height of [confidential portion omitted] onto a [confidential portion omitted], and impacting [confidential portion omitted] of the injector. At least [confidential portion omitted] of all cases, the injector will meet [confidential portion omitted] defined herein after being drop-tested from a height of [confidential portion omitted].
          ------------------------------
(DELETE: [confidential portion omitted]) onto a [confidential portion omitted].

Add Section 5.20 as follows:
5.20 Syringe Shelf Life
-----------------------
The packaged syringe shall have a shelf life for sterility for a
----------------------------------------------------------------
period of [confidential portion omitted].
-----------------------------------------

Approvals:

Schering AG                /S/ Henrik Jochens                      25/6/96
                           Henrik Jochens                          Date

Bioject Inc.               /S/ Mike Deily                          6/18/96
                           Mike Deily                              Date

                           Schedule C

                             Prices

                      Autoinjector Prices

Ordered for shipment during the first
  Contract Year (between[confidential portion
  omitted][1]                                   [confidential portion omitted]

Ordered for shipment during the second
  Contract Year (between [confidential portion
  omitted][1]                                   [confidential portion omitted]

Thereafter [1]                                  [confidential portion omitted]


                         Syringe Prices


     Minimum Annual Unit
   Quantities Ordered for          Non-Automated  Automated
Shipment During Contract Year         Syringe      Syringe

                [confidential portion omitted]

After the later of [confidential
 portion omitted] or after
 cumulative orders of
 [confidential portion             Non-Automated  Automated
 omitted] units                       Syringe      Syringe

                [confidential portion omitted]

Non-Automated Syringe pricing is effective commencing with the first Contract Year. Automated Syringe pricing is effective and supersedes Non-Automated Syringe pricing one year from the date that funds are advanced by Schering pursuant to Section 3.13(b) of this Agreement, or such earlier time as the automation equipment has been tested and accepted by Bioject and is fully operational.

[1] Dates will change if necessary to coincide with Contract Years under this Agreement.

The price Schering will pay for each Syringe ordered for shipment during any particular Contract Year will be based preliminarily on the number of Syringes Schering has forecast it will order for shipment during that Contract Year. Immediately after the end of each Contract Year, the number of Syringes actually ordered for shipment during that Contract Year will be calculated and the actual price that Schering must pay for each such Syringe will be calculated in accordance with the above table. If any adjustment is necessary to reflect the price that should have been paid for the Syringes ordered for shipment, such adjustment will be paid by the respective Party within [confidential portion omitted] after the amount of the adjustment has been determined.

Commencing [confidential portion omitted] after shipment of the first Autoinjector, Schering shall have the right to audit
Bioject's costs of manufacturing Autoinjectors. If the cost of manufacturing Autoinjectors, as determined by applying generally accepted accounting principles (GAAP), is [confidential portion omitted] or more lower than the price set forth above for any period being audited, then Schering will be entitled to a credit against future purchases of the difference above [confidential portion omitted] as regards all Autoinjectors purchased during the period being audited.

At the commencement of the fourth Contract Year and annually thereafter, Bioject shall have the right to increase the Autoinjector and Syringe prices to reflect increases in the cost of manufacturing Autoinjectors or Syringes, as the case may be, with such increases to be no greater than the increases in the [confidential portion omitted] (as published by [confidential portion omitted], or its successor) since the beginning of the prior Contract Year.

Notwithstanding the foregoing, Schering's purchase price for Autoinjectors and Syringes will not be higher than the purchase price paid by a Third Party to Bioject under comparable circumstances, as permitted by this Agreement. Bioject shall inform Schering of any lower purchase price for Autoinjectors and Syringes agreed with a Third Party.

                              Schedule D

             Minimum Quantities To Be Ordered By Schering
                for Shipment During Each Contract Year

                          Autoinjector Minimums

Contract            U.S.               Rest of the World      Total
Year                Territory Year     Territory Year         Minimum

1                         [confidential portion omitted]
2                         [confidential portion omitted]
3                         [confidential portion omitted]
4                         [confidential portion omitted]
5                         [confidential portion omitted]
6                         [confidential portion omitted]
7 and thereafter          [confidential portion omitted]



                           Syringe Minimums

Contract           U.S.               Rest of the World     Total
Year               Territory Year     Territory Year        Minimum

1                    [confidential portion omitted]
2 and thereafter     [confidential portion omitted]

                           Schedule E

                  Initial Orders for Shipment
                  During the Specified Months


          Months         Autoinjectors       Syringes

          Total         [confidential portion omitted]


Note: The above dates will change if necessary to commence with the first Contract Year under this Agreement.
      Schering's obligation to order and purchase Syringes will be adjusted if Bioject's delivery of Autoinjectors is delayed.

                           Schedule F

                  Bioject Shipping Capability

                              Number of                Number of
Months                        Autoinjectors            Syringes

                    [confidential portion omitted]
                                                       per month
                                                       sufficient to satisfy
                                                       the Autoinjector market
                                                       in accordance with
                                                       Section 3.4

Schering shall make prepayments as required by Section 3.2(c).


Note: The above dates will change if necessary to commence with the first Contract Year under this Agreement.

                           Schedule G

                              Loan



Loan to be Made by Date Specified                 *      **      **      [confidential portion omitted]

SCHERING Syringe Molds Loan              th $     450    [confidential portion omitted]

SCHERING Device Tooling and Syringe
  Syringe Equipment Loan                 th $            [confidential portion omitted]

                                         _____________________________________________________________
Total Loans                              th $     450    [confidential portion omitted]


Cumulative Amount                        th $     450    [confidential portion omitted]         1,606
                                         _____________________________________________________________
Delivery


*         Loaned prior to execution of this Agreement.

**        To be loaned within five (5) days after execution of this Agreement.


                             Schedule H

              Standard Product Packaging Specification

Syringe Packaging Specification

  General

  The syringe affixed with [confidential portion omitted], case, and [confidential portion omitted] is packaged in a two level packaging system consisting of inner cartons and a shipping carton. Each carton level has labeling conforming to applicable FDA regulatory requirements.

  Inner Carton

  The syringe affixed with [confidential portion omitted], case, and [confidential portion omitted] is packaged in a paper board inner carton in quantities of [confidential portion omitted] per box. The instructions-for-use are printed on each inner carton. The rationale for this carton size is the requirement for monthly shipping to the end user, who injects every other day.

  Shipping Carton

  [confidential portion omitted] ([confidential portion omitted] syringes) are packaged in a corrugated paper shipping carton.
  The rationale for this carton size is the requirement for shipping using a standard pallet size, as well as for sterilizing in standard sterilizer carrier sizes.

Autoinjector Packaging Specification

  General

  The injector is packaged in a three level packaging system consisting of a case, a unit carton, and a shipping carton. Each level has labeling conforming to applicable FDA regulatory requirements.

  Case

  Each injector is packaged in a plastic blow molded case comparable in size, shape, materials, functionality, and quality to the case used to package the Biojector B2000 injector. The case also includes [confidential portion omitted] gas cartridges and [confidential portion omitted] AA batteries.

  Unit Carton

  Each case is packaged in a corrugated paper unit carton. One set of instructions for use is provided with each unit carton. The instructions for use manual is comparable in size, number of pages, shape, materials, and quality to the instructions for use manual for the Biojector B2000 injector. The manual is printed in black and white and in English.

  Shipping Carton

  [confidential portion omitted] unit cartons are packaged in a corrugated paper shipping carton.

                             Schedule I

                             Countries

                  [confidential portion omitted]

  *  See Sections 1.19, 5.2(d)(v) and 7.1.

                             Schedule J

                         Security Agreement

                         SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (the "Agreement") is made as of the ____ day of __________, 1996, between Bioject Inc. an Oregon corporation (the "Company"), and Schering Aktiengesellschaft, a corporation organized under the laws of Germany (the "Secured Party").
                             RECITALS

     A. Prior to the date of this Agreement, Secured Party's affiliate Berlex Laboratories, Inc. made a loan to the Company in the amount of $450,000. That loan was evidenced by a Secured Promissory Note dated April 22, 1996 (the "Berlex Note") and was secured in accordance with a Security Agreement dated April 22, 1996 (the "Berlex Security Agreement").

     B. Secured Party has purchased the Berlex Note and has agreed to make additional advances to the Company as provided in
Section 3.13 of a Supply Agreement between the Company and the Secured Party dated the same date as this Agreement (the "Supply Agreement"). All sums due under the Berlex Note are now reflected in the Supply Agreement, and the Berlex Note is cancelled and the Berlex Security Agreement is terminated upon the execution of this Agreement; and

     C. The Company has agreed to grant to Secured Party a security interest in certain assets of the Company as security for the prompt payment by the Company of its obligations to repay sums borrowed under Section 3.13 of the Supply Agreement as it may be modified or amended from time to time (the "Obligations").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. Security Interest. Pursuant to the provisions of the Oregon Uniform Commerce Code (the "Code"), the Company hereby grants to Secured Party a security interest in the following (the
"Collateral"):

          1.1 The deposit account, which will contain only the proceeds of the Berlex Note and the additional amounts loaned to the Company pursuant to Section 3.13 of the Supply Agreement until such time as the Equipment (as defined in Section 1.2) is purchased, plus interest earned on that deposit account (the "Deposit Account").

          1.2 All of the Company's right, title and interest in and to any and all tooling and equipment purchased by the Company in connection with the Supply Agreement with sums from the Deposit Account, including but not limited to, syringe molds, tooling and molds for Autoinjectors, and equipment to automate the manufacture of syringes.

          1.3 Any and all proceeds whether receivable or received from or upon the sale, lease, license, use, exchange or other disposition, whether voluntary or involuntary, of any Equipment, including "proceeds" as defined in Section 9-306 of the Code, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of the Company from time to time with respect to any of the Equipment, and any and all other amounts from time to time paid or payable under or in connection with any of the Equipment. Proceeds pursuant to this Agreement include (i) whatever is now or subsequently received by the Company upon the sale, exchange, collection or other disposition at anytime of Equipment, whether such proceeds constitute inventory, accounts, accounts receivable, general intangibles, instruments, securities, credits, documents, letters of credit, chattel paper, documents of title, warehouse receipts, leases, deposit accounts, money, contract rights, goods or equipment, and (ii) any such items which are now or subsequently acquired by the Company with any proceeds of Collateral.

     2. Performance Secured. The security interest granted hereby secures the prompt payment of the Obligations.

     3. Covenants of the Company. The Company covenants and agrees, unless compliance is waived in writing by Secured Party, that:

          3.1 Maintenance of Collateral. The Company will properly maintain and care for the Collateral.

          3.2 Sale of Collateral. The Company will not sell, transfer, trade or otherwise dispose of all or substantially all of the Collateral, except with the consent of Secured Party or as expressly contemplated in Section 1.2.

          3.3 Change in Company. The Company will notify Secured Party in writing of any proposed or actual change of the Company's name, identity or corporate structure.

          3.4 Payment of Taxes. The Company will pay prior to delinquency all taxes, liens and assessments which are levied or assessed against the Collateral.

          3.5 Perfection Filing. The Company will file the Form UCC-1 Financing Statement (the "UCC-1") in the form mutually agreed upon with the Office of the Oregon Secretary of State within five
(5) business days after the date of this Agreement.

     4. Events of Default. The occurrence of any of the following shall constitute an Event of Default under this
Agreement:

          4.1 Payment of Notes. The Company fails to make any payment of principal or interest when required with respect to the Obligations.

          4.2 Bankruptcy, Insolvency, etc. Commenced by the Company. If the Company:

          (a) shall commence any proceeding or any other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the United States Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing;

          (b) shall admit its inability to pay its debts as they mature in any petition or pleading in connection with any such proceeding;

          (c) shall apply for, or consent to or acquiesce in, an appointment of a receiver, conservator, trustee or similar officer of it or for all or substantially all of its assets and properties; or

          (d) shall make a general assignment for the benefit of creditors.

          4.3   Bankruptcy, Insolvency, etc. Commenced Against the
Company. If any proceedings are commenced or any other action is taken against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the United States Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or a receiver, conservator, trustee or similar person for the Company or for all or substantially all of its assets and properties is appointed; and in each such case, such event continues for ninety (90) days undismissed, unbonded and undischarged.

     5. Secured Party's Remedies after Default. Upon the occurrence of an Event of Default, Secured Party may, after delivering written notice of such Event of Default to the Company, do any one or more of the following:

          5.1 Accelerate Obligations. Declare the outstanding principal balance of the Obligations, together with the accrued but unpaid interest thereon, immediately due and payable.

          5.2   Actions Against the Company. Proceed against the
Company with or without proceeding against the Collateral secured hereby.

          5.3 Actions Against the Collateral. Exercise all of the rights and remedies provided to Secured Party by this Agreement, by the Code as then in effect, or any other applicable law.

     6.   General Provisions.

          6.1 Construction. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Oregon. All terms not defined herein are used as set forth in the Code.

          6.2 Entire Agreement. This Agreement, together with the agreements and documents referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous negotiations, agreements and understandings.

          6.3 Notices. All payments, notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if personally delivered or delivered by facsimile or (ii) on the third business day following the date deposited with a reputable overnight courier, to the party at the following address or at such other address as shall be given in writing by either party to the other party:

     Secured Party:      Schering Aktiengesellschaft
                         Mullerstrasse 170-178
                         13353 Berlin, Germany

     The Company:        Bioject Inc.
                         7620 S.W. Bridgeport Road
                         Portland, Oregon 97224
                         Attention:  Chairman

          6.4 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective successors and assigns.

          6.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          6.6 Further Assurances. Each party hereto will execute, acknowledge, and deliver any further assurances, documents and instruments reasonably requested by the other party hereto for the purpose of creating and perfecting Secured Party's security interest in the Collateral hereunder, including (without limitation) any financing statement, amended financing statement, continuation statement, or other instrument permitted or required by the Code or other applicable law.

          6.7 Cooperation. The Company and Secured Party each agrees from time to time to execute and deliver, or cause to be executed and delivered, such further instruments and do and cause to be done such further acts as may be necessary or appropriate to carry out more effectively the provisions of this Agreement.

          6.8 Amendments and Waiver. The rights of Secured Party hereunder and under any financing statement, amended financing statement, continuation statement, or other document or instrument creating or perfecting the Secured Party's security interest in the Collateral may be amended or waived at any time by the written consent of the Secured Party and the Company.

          6.9 Termination. Upon payment in full of the Obligations, the security interest provided under this Agreement shall automatically terminate and shall be deemed null and void.
Secured Party agrees to execute all appropriate instruments or other documentation (including one or more UCC-3 Termination
Statements) to evidence the termination of such security interest.

          6.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement, effective as of the date first written above.

THE COMPANY:                  BIOJECT INC.


                              By:  James O'Shea

                              Its: Chairman

SECURED PARTY:                SCHERING AKTIENGESELLSCHAFT


                              By:  [confidential portion omitted]

                              Its: [confidential portion omitted]

                           Schedule K

                    Limited Product Warranty

                   TWO YEAR LIMITED WARRANTY

Bioject Inc. warrants that at the time of shipment this medical device will perform according to published specifications and will be free from defects in materials and workmanship. BIOJECT MAKES NO OTHER WARRANTY, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Bioject's sole liability will be to repair, or, at Bioject's option, replace, any defective parts for a period of two years following the date of delivery to the original end user purchaser. Some states do not allow limitations on how long an implied warranty lasts, so the above limitation may not apply to you. Purchaser must give Bioject prompt notice of any defect. Upon receipt of notice of a potential defect, Bioject will, at its expense, provide a prepaid mailer for purchaser to use when returning this medical device to Bioject. Any claim for breach of this warranty must be made or asserted within two years from the date of purchase. Bioject will have no further liability to purchaser, whether in contract, tort, or otherwise, and, in any event, BIOJECT WILL NOT BE LIABLE FOR LOST PROFITS OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND. Some states do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to you. This warranty gives you specific legal rights, and you may also have other rights which vary from state to state.

This warranty applies only to the original end user purchaser and only to use under the direction of a physician; it does not cover usage other than as described in the Instruction Manual. This warranty does not apply if warranty work is provided by anyone other than Bioject nor will this warranty apply to damage resulting from accident, transportation, misuse, abuse, failure to follow operating instructions, alteration, failure to provide a proper operation environment, or use other than as directed by the Instruction Manual.

HOW TO OBTAIN SERVICE

For warranty service, call or write us at the address below. We value you as a satisfied customer. If you have a question or concern, please let us know. Please include device number, serial number, date of original purchase and the date you first received the device.

IMPORTANT

To assure you receive all communications and updates from Bioject, please complete and return the Warranty Registration
Card at once. Thank you.

Bioject Inc.
7620 S.W. Bridgeport Road
Portland, Oregon 97224
800-683-7221